SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Twin Disc, Incorporated
(Name of Registrant as Specified In Its Charter)

____________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TWIN DISC, INCORPORATED
1328 Racine Street, Racine, Wisconsin 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 15, 2010

NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF TWIN DISC, INCORPORATED

The Annual Meeting of Shareholders of Twin Disc, Incorporated, a Wisconsin corporation, will be held at 2:00 P.M. (Central Time) on Friday, October 15, 2010, at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin for the following purposes:

1. To elect three Directors to serve until the Annual Meeting in 2013.

2. To approve the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan.

3. To approve the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors.

4. To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2011.

5. To transact any other business that may properly come before the meeting.

Only holders of record of shares of common stock of the Corporation at the close of business on August 27, 2010, shall be entitled to vote at the meeting.

A proxy appointment card and our proxy statement are enclosed herewith.  The proxy card shows the form in which your shares are registered and affords you the opportunity to direct the voting of those shares, even if you are unable to attend the meeting in person.  Please review these proxy materials and follow the applicable instructions.
Thomas E. Valentyn
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on October 15, 2010

Pursuant to rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by mailing to you this full set, including the proxy card, on or about September 15, 2010, and by notifying you of the availability of our proxy materials on the Internet.  These proxy materials and our 2010 annual report on Form 10-K are available at http://ir.twindisc.com/proxy.cfm

YOUR VOTE IS IMPORTANT!  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, WE ASK YOU TO PLEASE TAKE ADVANTAGE OF ONE OF THE THREE OPTIONS YOU HAVE FOR VOTING YOUR SHARES:  (1) YOU MAY SIGN AND RETURN YOUR PROXY APPOINTMENT IN THE ENCLOSED ENVELOPE;  (2) YOU MAY DIRECT YOUR VOTE VIA THE INTERNET;  OR (3) YOU MAY DO SO BY TELEPHONE.  THE APPLICABLE INSTRUCTIONS AND DEADLINES FOR EACH OPTION ARE STATED ON THE PROXY CARD AND IN THE PROXY STATEMENT.  IF YOUR PROXY APPOINTMENT / VOTING INSTRUCTIONS ARE NOT RECEIVED BEFORE THE APPLICABLE DEADLINE, THE PROXY WILL BE RULED INVALID.  AFTER SUBMITTING YOUR VOTING INSTRUCTIONS, SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PRIOR INSTRUCTIONS AND VOTE IN PERSON.

2010 Proxy Statement
TWIN DISC, INCORPORATED
September 15, 2010

DATE, TIME AND PLACE OF MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Shareholders to be held at 2:00 P.M. (Central Time), at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin on Friday, October 15, 2010, or any adjournment thereof.  Holders of common stock of record at the close of business on August 27, 2010, are entitled to vote at the meeting and each shareholder shall have one vote for each share of common stock registered in the shareholder’s name.  Shares represented by a signed proxy appointment or electronic proxy vote will be voted in the manner specified in the form of proxy or, if no specification is made, in favor of each of the propositions mentioned therein.  The presence of a majority of the outstanding shares of common stock of the Corporation, either in person or represented by a signed proxy appointment or electronic proxy vote, will constitute a quorum at the meeting.  The Corporation intends to mail this proxy statement to shareholders on or about September 15, 2010.

PROXY APPOINTMENT AND REVOCATION

Shareholders may vote by delivery, either in person, by mail or by messenger, of the enclosed proxy appointment form.  Appointment forms must be received by the Secretary not less than 48 hours prior to the date of the meeting.  The proxy appointment form must be signed in handwriting.  The signature must be sufficiently legible to allow the inspector to distinguish it as representing the name of the registered shareholder, or must be accompanied by a rubber stamp facsimile or hand-printed name, including the shareholder’s surname and either the shareholder’s first or middle name as represented on the corporate records and any titles, offices or words indicating agency which appear in the corporate records.  PROXY APPOINTMENT FORMS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

Shareholders may also vote via the Internet by accessing www.proxyvoting.com/twin or by telephone at  1-866-540-5760.  The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity, to allow the shareholder to give voting instructions and to confirm that such instructions have been properly recorded.  Shareholders may vote via the Internet or by telephone up to 11:59 PM Eastern Time the day before the annual meeting.  Shareholders that vote via the Internet should understand that there might be costs associated with electronic access that they must bear, such as usage charges from Internet access providers and telecommunications companies.

The person giving the proxy may revoke it before it is exercised, either in person, by mail or by messenger, by submitting a later dated proxy appointment form to the Secretary at least 48 hours prior to the date of the meeting.  If the proxy was voted via the Internet or by telephone, the person may revoke the proxy by entering a new vote via the Internet or telephone prior to the time that Internet and telephone voting closes. The person giving the proxy may also revoke it by openly stating the revocation at the meeting, by voting at the meeting in person, or by delivering a signed written statement revoking the proxy to the Secretary prior to the date of the meeting.  ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

RECORD DATE

The record date with respect to this solicitation is August 27, 2010.  On August 27, 2010, there were outstanding 11,313,006 shares of common stock of the Corporation entitled to vote at the Annual Meeting. There also are 200,000 shares of no-par preferred stock authorized, of which 150,000 shares have been designated Series A Junior Preferred Stock, but none are outstanding.

SHAREHOLDER PROPOSALS FOR 2011

If a shareholder wishes to present a proposal for consideration for inclusion in the Notice of the Meeting and Proxy Statement for the 2011 Annual Meeting, the proposal must be received at the Corporation’s principal executive offices no later than May 19, 2011.  Shareholder proposals received later than July 18, 2011 will be considered untimely, and will not be considered at the Corporation’s 2011 Annual Meeting.  Any such proposal must comply with the requirements of Section (14)(a) of the Corporation’s Bylaws.

If a shareholder wishes to nominate a person for election to the Board of Directors of the Corporation, such nomination shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely for the 2011 Annual Meeting, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than July 18, 2011.  Any such notice must comply with the requirements of Section (14)(b) of the Corporation’s Bylaws.

PERSONS MAKING THE SOLICITATION

The proxy is being solicited by the Corporation’s Board of Directors and will be voted in favor of the Directors’ recommendations on each and all matters properly brought before the meeting, unless the undersigned shareholder specifically instructs the holder or holders of the proxy to the contrary.

VOTES REQUIRED FOR PROPOSALS AND HOW VOTES WILL BE COUNTED

With respect to the election of Directors (Proposal No. 1), votes may be cast in favor or withheld.  Votes that are withheld will have no legal effect and will not be counted as votes cast in an election of Directors.  Assuming a quorum is present, Directors shall be elected by a plurality of votes cast by the shares entitled to vote at the annual meeting (i.e., the individuals with the largest number of votes cast in favor of their election will be elected as Directors, up to the maximum number of Directors to be chosen in the election). In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote.  Broker non-votes, as defined below, will be counted for purposes of determining a quorum, but will not be counted as votes cast in the election of Directors.

With respect to the approval of the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan and the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors (“the Plans”) (Proposals No. 2 and No. 3), votes may be cast “For” or “Against.”  The affirmative vote of a majority of votes cast at the annual meeting (assuming a quorum is present) shall be required for the approval of the Plans.  Broker non-votes, as defined below, will not be counted as votes cast in connection with these proposals, and will have no effect on outcome of the approval of the Plans.

With respect to the ratification of the appointment of independent auditors (Proposal No. 4), votes may be cast “For” or “Against.”  The appointment will be ratified if a majority of the shares present and entitled to vote on the matter are voted “For” ratification.  If the appointment of the independent auditors is not ratified, the Audit Committee will reconsider such appointment.

Abstentions may be specified on all proposals submitted to shareholders, other than for the election of Directors.  Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but will not be counted as votes cast with respect to any of the proposals.

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in street name for customers may vote their shares with respect to certain routine matters without specific instructions from the beneficial owners of the shares.  However, brokers who hold shares in street name are not permitted to vote on certain non-routine matters without specific instructions from the beneficial owners.  A “broker non-vote” occurs on an item submitted for shareholder approval when the broker does not have the authority to vote on the item in the absence of instructions from the beneficial owner.  A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a vote against a particular proposal when a majority of the issued and outstanding shares is required for approval of the proposal, and has no effect when a majority of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 30, 2011 (Proposal No. 4) is considered a routine matter under applicable NYSE rules.  A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected to exist in connection with this proposal.  The election of three Directors to serve until the Annual Meeting in 2013 (Proposal No. 1) and the approval of Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan and the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors (Proposal No. 2 and No. 3) are matters considered non-routine under applicable NYSE rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore an undetermined number of broker non-votes may occur on Proposals No. 1-3.

PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 13, 2010 and additional information obtained by the Corporation, the following table sets forth the persons or group of persons having beneficial ownership (as defined by the Securities and Exchange Commission) of more than 5% of the issued and outstanding common stock of the Corporation.

		Nature of
		Beneficial	Amount	Percent of
Name	Address	Ownership	Owned	Class
Michael E. Batten	3419 Michigan Blvd.	Power to vote	2,137,740(1)	18.9%
	Racine, WI	Beneficial	477,834(2)	4.2%

Dimensional Fund	6300 Bee Cave Road	Power to vote &	628,451	5.6%
Advisors	Austin, TX	dispose of stock

Fidelity Management	245 Summer Street	Power to vote &	588,171	5.2%
& Research	Boston, MA	dispose of stock

(1) Held as trustee under various trusts.
(2) Includes 10,400 shares owned by the wife of Michael E. Batten, 48,000 shares subject to currently exercisable stock options, 32,596 shares of restricted stock that vest in fiscal 2013 and 22,316 shares of restricted stock that vest in fiscal 2014.

DIRECTORS AND EXECUTIVE OFFICERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 13, 2010 and additional information obtained by the Corporation, the following table sets forth the number of shares of common stock of the Corporation beneficially owned by each of the Directors of the Corporation, each of the executive officers named in the Summary Compensation Table and the number of shares beneficially owned by all Directors and executive officers of the Corporation as a group.

Name of	Amount and Nature
Beneficial Owner	of Beneficial Ownership (1)	Percent of Class
Michael E. Batten	2,615,574 (2)	23.1%
Christopher J. Eperjesy	44,248 (3)	*
John H. Batten	55,915 (4)	*
James E. Feiertag	50,926 (5)	*
H. Claude Fabry	21,408 (6)	*
Michael Doar	9,800 (7)	*
John A. Mellowes	34,400 (7)	*
Malcolm F. Moore	9,600 (7)	*
David B. Rayburn	28,800 (7)	*
Michael C. Smiley	0 (7)	*
Harold M. Stratton II	14,400 (7)	*
David R. Zimmer	22,160 (7)	*

All Directors and
Executive Officers
as a group (16 persons)	2,986,652 (7)	26.4%
* Denotes ownership of less than one percent of shares outstanding.

(1) Shares listed include any shares owned by a spouse, minor children and immediate relatives who share the same household as a Director or officer. Inclusion of any such shares is not to be considered an admission of beneficial ownership.
(2) Includes 10,400 shares held by Mr. Batten’s wife, 2,137,740 shares held by him as trustee under various family trusts, 48,000 shares subject to presently exercisable stock options, 32,596 shares of restricted stock that vest in fiscal 2013 and 22,316 shares of restricted stock that vest in fiscal 2014.
(3) Includes restricted stock grants of 2,500 shares that vest in fiscal 2012, 12,180 shares that vest in fiscal 2013 and 12,339 shares that vest in fiscal 2014.
(4) Includes restricted stock grants of 2,500 shares that vest in fiscal 2012, 17,659 shares that vest in fiscal 2013 and 16,090 shares that vest in fiscal 2014.
(5) Includes restricted stock grants of 2,500 shares that vest in fiscal 2012, 12,180 shares that vest in fiscal 2013 and 11,339 shares that vest in fiscal 2014.
(6) Includes restricted stock grants of 4,882 shares that vest in fiscal 2013 and 3,342 shares that vest in fiscal 2014.
(7) Shares subject to currently exercisable stock options included in the above are as follows:  Mr. Doar 2,400, Mr. Mellowes 15,200, Mr. Moore 4,800, Mr. Rayburn 15,200, Mr. Smiley 0, Mr. Stratton 7,200, Mr. Zimmer 7,200 and all Directors and executive officers as a group 100,000.  Also included above are unvested restricted shares as follows:  Mr. Doar 2,000, Mr. Mellowes 2,400, Mr. Moore 2,400, Mr. Rayburn 2,400, Mr. Smiley 0, Mr. Stratton 2,400 and Mr. Zimmer 2,400.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons to serve as Directors for the Corporation, each for a term to expire at the annual meeting following the fiscal year ended June 30, 2013.  Shares of common stock represented by properly executed proxy appointments in the accompanying form or electronic proxy vote will be voted for the three nominees listed unless authority to do so is withheld.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

John H. Batten . . . . . .	President and	Mr. Batten is a sitting COO of a	December 2002
Age 45	Chief Operating Officer,	public company. His skill sets
	Twin Disc, Incorporated	include strategic and operational
	since July 2008;	planning, financial oversight, and
	formerly Executive Vice	organizational development as
	President since October 2004,	well as extensive domestic and
	and Vice President and General	international experience in en-
	Manager, Marine & Propulsion	gineered products and a complex
	since 2001	manufacturing environment.

Harold M. Stratton II. .	Chairman and	Mr. Stratton is a sitting CEO of a	July 2004
Age 62	Chief Executive Officer,	public company. In this capacity
	Strattec Security Corporation,	he has the requisite strategic
	Milwaukee, Wisconsin	planning, financial oversight,
	(A leading manufacturer of	compensation and organizational
	mechanical locks, electro-	experience for a director
	mechanical locks and	assignment. In addition, he has
	related security/access	experience in international
	control products for global	markets in an industry that has
	automotive manufacturers)	complex manufacturing and a
high engineering content.

Michael C. Smiley. . . .	Chief Financial Officer,	Mr. Smiley is a sitting CFO of a	April 2010
Age 51	Zebra Technologies Corp.,	public company. His
	Lincolnshire, Illinois	competencies include strategic
	(A provider of the broadest	planning, financial oversight,
	range of innovative technology	mergers and acquisitions,
	solutions to identify, track, and	extensive domestic and
	manage the deployment of	international experience in
	critical assets for improved	complex manufacturing,
	business efficiency)	engineered and technology
products.

  John H. Batten is the son of Chairman and Chief Executive Officer Michael E. Batten.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS.  UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

The Directors whose terms are continuing, and the classes to which they have been elected, are set forth below. Each Director whose term is continuing was elected to his present term of office by a vote of shareholders at a meeting for which proxies were solicited.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2011:

Michael E. Batten . . . .	Chairman and	Mr. Batten is a sitting CEO of a	May 1974
Age 70	Chief Executive Officer,	public company. His skill sets
	Twin Disc, Incorporated	include strategic planning,
	Also Director,	financial oversight, compensation
	Briggs & Stratton Corporation	and organizational development.
His career includes extensive
international experience, mergers
and acquisitions in complex
manufactured and engineered
products.

Michael Doar . . . . . . .	Chairman, Chief Executive	Mr. Doar is a sitting CEO of a	October 2008
Age 55	Officer and President,	public company. His experience
	Hurco Companies, Inc.	includes strategic planning,
	Indianapolis, IN	financial oversight, compensation
	(A global manufacturer	and organizational competencies.
	of machine tools)	His career in the capital goods
industry has exposed him to
complex manufacturing and
engineering solutions on a global
basis.

David R. Zimmer. . . . .	Managing Partner,	Mr. Zimmer is a former CEO and	July 1995
Age 64	Stonebridge Equity LLC,	CFO of a public company. His
	Troy, Michigan, since 2005	skill sets include strategic
	(A merger, acquisition and	planning, financial oversight,
	value consulting firm)	compensation and organizational
	Formerly Chief Executive	development. His career
	Officer, Twitchell Corporation,	includes international business in
	Dothan, AL	complex manufacturing related
	(A privately held manufacturer	industries, as well as mergers and
	and marketer of highly	acquisitions.
engineered synthetic yarns,
fabrics, extrusions, and
coatings)
Also Director,
Detrex Corporation
Strattec Security Corporation

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2012:

David. B. Rayburn. . . .	Retired President and	As a former CEO of a public	July 2000
Age 62	Chief Executive Officer,	company, Mr. Rayburn has
	Modine Manufacturing	experience and skill sets in
	Company,	strategic planning, financial
	Racine, Wisconsin	oversight, compensation policy
	(A manufacturer of heat	and practices as well as
	exchange equipment)	organizational structure. In
addition, Mr. Rayburn’s
background includes
international business, mergers
and acquisitions, engineering and
manufacturing in an industry
related to the Company.

Malcolm F. Moore. . . .	Former President and	Mr. Moore recently retired as the	October 2006
Age 60	Chief Operating Officer,	CEO of a public company. His
	Gehl Company,	experience includes strategic
	West Bend, Wisconsin	planning, financial oversight,
	(A manufacturer and	including holding the position of
	distributor of compact	CFO, compensation policy and
	equipment for construction	practices, and organizational
	and agricultural markets)	development. Mr. Moore has
extensive international
experience in manufacturing and
engineering related industries.

PROPOSAL 2:  APPROVAL OF THE TWIN DISC, INCORPORATED
2010 LONG-TERM INCENTIVE COMPENSATION PLAN

The Board of Directors has presented for approval the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (the “Plan”).  It is the judgment of the Board of Directors that the long-term incentive grants made under the Corporation’s previous long-term incentive plans have been effective and useful in attracting, retaining and motivating officers and other key employees of the Corporation.  The adoption of the 2010 Plan is expected to benefit the Corporation and its shareholders by enabling the Corporation to continue to be competitive in its search for and retention of outstanding employees, and to encourage them to increase their proprietary interests in the Corporation.

If approved, the Plan will replace the Twin Disc, Incorporated 2004 Long-Term Incentive Compensation Plan (as amended) (the “2004 Plan”).  The 2004 Plan was last approved by shareholders in 2006, and, in order to retain maximum deductibility of performance awards under Section 162(m) of the Internal Revenue Code (the “Code”), shareholder approval of performance goals is required at least once every five years.  In light of the proposal to adopt the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors, the Corporation deemed it in the best interest of shareholders and most efficient to propose both that plan and the Plan to shareholders simultaneously.

Significant changes between the 2004 Plan and the proposed Plan include updating the Plan to reflect the Corporation’s 2 for 1 stock splits and adding cash-settled restricted stock units as an available award.  The Plan also includes several changes to clarify how awards will satisfy (or be exempt from) the deferred compensation rules of Section 409A of the Code.  In addition, the Plan updates provisions relating to performance awards to reflect IRS guidance under Section 162(m) of the Code, and to expand the scope of the Compensation Committee’s discretion in fashioning performance goals.  Statements about the Plan are qualified by and subject to the actual provisions of the Plan, which is attached as Appendix A.

If the Plan is approved, no additional stock options, restricted stock or other stock-based compensation rights will be granted under the 2004 Plan.

Material Features of the Plan

Administration

The Compensation Committee of the Board of Directors, or such other committee as the Board may designate (the "Committee"), will administer the Plan.  The Committee has the discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to select the eligible employees who shall receive awards under the Plan, to grant awards under the Plan and determine the terms and conditions of such awards, and to interpret the Plan and/or any agreement entered into under the Plan.

Eligibility

The Plan is designed to benefit key employees (including officers) of the Corporation who, in the opinion of the Committee, are mainly responsible for the success and future growth of the Corporation and/or any of its subsidiaries.  It is not possible at this time to determine who may be selected to receive options and/or other benefits under the Plan or the amount of common stock to be optioned or awarded to any person.  It is expected, however, that the Committee will make these determinations on the basis of the person's responsibilities and present and potential contributions to the Corporation’s success, and that among those who may qualify as recipients of options and/or related benefits will be officers and other key employees of the Corporation and its majority-owned subsidiaries.  There are currently approximately 20 employees that the Corporation anticipates will receive awards under the Plan.

Awards Available Under the Plan

Benefits under the Plan (“Benefits”) may be granted, awarded or paid in any one or a combination of stock options, stock appreciation rights, restricted stock awards, cash-settled restricted stock units, performance stock awards, performance stock unit awards and performance unit awards.  There is reserved for issuance under the Plan an aggregate of 650,000 shares of the Corporation's common stock, which may be authorized and unissued shares or shares reacquired by the Corporation in the open market or a combination of both.  The aggregate amount is subject to proportionate adjustments for stock dividends, stock splits and similar changes.

Stock Options.  Stock options will consist of options (either incentive stock options or non-qualified stock options) to purchase shares of the Corporation’s common stock.  The Committee will establish the time(s) at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time.  The option price or procedure for setting the option price shall be set by the Committee at the time of granting of an option.  The purchase price of option shares may be paid in cash, common stock of the Corporation, a combination of both, or such other legal and appropriate forms or means as the Committee may determine.  A maximum of 50,000 options may be granted to a participant during any fiscal year.  In the event of stock dividends, splits and similar capital changes, the Plan provides for appropriate adjustments in the number and option prices of shares subject to outstanding options.

For incentive stock options, the option price may not be less than the fair market value of the Corporation's stock on the date of grant; however, if the recipient owns more than 10% of the Corporation's stock, the option price must be at least 110% of the fair market value on the date of grant.  Incentive stock options must be exercised within ten years after the date of grant unless the recipient of the option owns more than 10% of the Corporation's stock, in which case they must be exercised within five years of the date of grant. Under certain circumstances, extensions or other modifications of outstanding options may result in disqualification of an option as an incentive option.

For non-qualified options, the option price may not be less than the fair market value of the Corporation's stock on the date of grant.  The option holder must also pay the Corporation, at the time of exercise, the amount of federal, state and local withholding taxes required to be withheld by the Corporation.  These taxes may be settled in cash or with common stock of the Corporation, including stock that is part of the award or that is received upon exercise of the stock option that gives rise to the withholding requirement.

Stock Appreciation Rights.  Stock appreciation rights may be granted under the Plan with respect to options granted concurrently or previously under the Plan ("Tandem SARs") or on a stand alone basis ("Stand Alone SARs").  A maximum of 50,000 stock appreciation rights may be granted to a participant during any fiscal year.

Each Tandem SAR permits the holder to receive the difference between the market price (on the date of exercise) of the shares to which it relates and the option price thereof.  A Tandem SAR will be exercisable at the time and to the extent the option to which it relates is exercisable.  Holders of Tandem SARs will be permitted to exercise the right or the related option, but not both.  Upon exercise of a Tandem SAR, rights will be paid in cash.  Any exercise will reduce the shares issuable under the Plan under which the related option was granted by the number of shares with respect to which the right is exercised.

Each Stand Alone SAR permits the holder to receive the difference between the market price (on the date of exercise) of the shares to which it relates and the exercise price of such shares (i.e., the value specified in the agreement governing the grant of the Stand Alone SAR).  The exercise price may not be less than the fair market value of the Corporation's stock on the date of grant.  Upon exercise, rights will be paid in common stock of the Corporation or cash, or a combination of both, as determined by the Committee.

Restricted Stock.  Restricted stock becomes vested only if earned by the recipient by remaining in the employment of the Corporation, subject to certain exceptions.  The minimum restriction on shares of restricted stock is one year of continued service by the participant, but the Committee may impose longer service requirements and/or additional restrictions.  Restricted stock may also be subject to vesting in installments.  Until the restrictions lapse, the holder of restricted stock may not sell, assign, pledge or otherwise transfer the restricted stock.

Cash-Settled Restricted Stock Units.  A cash-settled restricted stock unit entitles the participant to a cash payment equal to the fair market value of a share of the common stock of the Corporation upon the lapse of a substantial risk of forfeiture.  The minimum restriction on cash-settled restricted stock units shall be one year of continued service by the participant.  Other restrictions may include continued employment by the participant for a longer period of time, satisfaction of performance goals, or any other factors that the Committee deems relevant.

Performance Stock Awards.  Performance stock awards provide for artificial shares, contingently granted, and entitle the participant to actual shares of common stock at the time of payment if predetermined performance goals are achieved.  A maximum of 100,000 shares of performance stock may be granted to a participant during any fiscal year.

Performance Stock Units.  A performance stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock of the Corporation if predetermined performance goals are achieved.  The vesting date will be the last day of the performance period in which a performance goal is met.  A maximum of 200,000 performance stock units may be granted to a participant during any fiscal year.

Performance Units.  A performance unit entitles the participant to receive a specified cash payment in the event the Corporation achieves predetermined objectives.  The Plan restricts the maximum amount that may be paid to a participant in any fiscal year pursuant to an award of performance units to $500,000.

Material Terms of the Performance Goals

Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to take a tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or its three most highly paid executive officers (other than the chief executive officer and the chief financial officer).  However, payments that are “performance-based,” as defined in Section 162(m), are not subject to this limitation.  One of the requirements for compensation to be performance-based is that the company must obtain shareholder approval of the material terms of the performance goals for such compensation.  The material terms that the shareholders approve provide the framework within which the actual performance goals are set by the Committee from time to time.

Accordingly, the Board of Directors is requesting shareholder approval of the material terms of the performance goals for those types of awards.  Approval of the Plan will qualify as approval of the material terms of the performance goals under which performance-based compensation is to be paid.

For employees who are subject to Section 162(m) of the Code, the performance goals for compensation that is intended to qualify as performance-based compensation under that section may be established by the Committee, in its discretion, based on one or more of the following measures:

• gross revenues	• cash flow
• sales	• cash flow from operations
• return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Corporation’s capital charge)	• net asset turnover • earnings per share • net income
• net operating profit after taxes as a percentage of the Corporation’s capital charge	• operating income • net income margin • return on net assets
• operating profit or income	• return on total sales
• EBITDA as a percent of sales	• return on common equity
• debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Corporation	• return on total capital • total shareholder return

The Committee may establish targets under one or more of these performance goals based on single year or multi-year periods; on a Corporation-wide basis or with respect to one or more subsidiaries, business units, divisions or departments of the Corporation; in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies; and with or without regard to changes in accounting or extraordinary, unusual or non-recurring items.

Non-transferability

Unless otherwise provided in an agreement governing the grant of an award, a participant's rights shall be exercisable during lifetime only by the participant, and no award may be sold, transferred or assigned, except that options and stock appreciation rights are transferable by will and pursuant to the laws of descent and distribution.

Effect of Termination of Employment

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a participant’s employment is terminated due to death or disability: (i) all options and stock appreciation rights shall immediately vest and will be fully exercisable for a period specified by the Plan; (ii) restrictions on shares of restricted stock shall lapse; (iii) restrictions on cash-settled restricted stock units shall lapse and the participant (or their designated beneficiary) will receive a cash payment equal to the fair market value of the Corporation’s common stock as of the date of termination for each such unit; and (iv) the participant (or their designated beneficiary) shall receive a prorated payout of any performance stock awards, performance stock unit awards and performance unit awards.

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a participant voluntarily terminates employment before retirement or is terminated for cause: (i) all unexpired and unexercised options and stock appreciation rights shall immediately terminate; (ii) all shares of restricted stock still subject to restriction shall be forfeited (except that the Board or the Committee may waive such forfeiture); (iii) all cash-settled restricted stock units still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); and (iv) all performance stock awards, performance stock unit awards and performance unit awards shall be forfeited by the participant.

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a participant terminates employment for any other reason than those described above: (i) unexpired and unexercised options and stock appreciation rights shall terminate, except that vested options or stock appreciation rights may be exercised by the participant for three years (three months for incentive stock options) after the participant's termination (or until the expiration of the option or stock appreciation right if shorter); (ii) shares of restricted stock still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); (iii) all cash-settled restricted stock units still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); and (iv) the participant shall receive a prorated payout of any performance stock awards, performance stock unit awards and performance unit awards if and when the performance goals are achieved.

Amendment

The Board of Directors may amend, alter or discontinue the Plan.  However, no such change may impair the rights of any participant under any Benefit without the participant's consent, and no amendment shall, without the approval of the Corporation's shareholders, (i) increase the total number of shares of common stock that may be issued under the Plan or increase the amount or type of option that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of common stock that may be subject to options under the Plan; (iii) modify the eligibility requirements under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or other applicable listing standards).

Other Terms

The issuance of stock upon exercise of options or other grant or award of Benefits is subject to the registration with the Securities and Exchange Commission of the shares reserved by the Corporation for the Plan.  The closing price of the Corporation's common stock on the NASDAQ Stock Market on August 18 2010, was $12.47 per share.

Effective Date

The Plan will be effective on the date it is approved by the shareholders.  If the Plan is not approved by the shareholders, the terms of the 2004 Plan as currently in effect will remain in effect.  No stock options or other Benefits included in the Plan may be granted after October 15, 2020.

Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences of the Twin Disc, Incorporated, 2010 Long-Term Incentive Compensation Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances.  It is designed to provide a general understanding of the Corporation's interpretation of the U.S. federal income tax consequences for individuals who are U.S. citizens or residents.  State, local and other tax consequences are not addressed below.

Stock Options.  The grant of a stock option does not produce taxable income to the employee or a tax deduction to the Corporation or any subsidiary.  Upon exercise of a non-qualified option, the excess of the fair market value of the common stock acquired over the option price is (a) taxable to the employee as ordinary income and (b) deductible by the employer (assuming withholding, if required).  The tax basis for the common stock acquired is the option price plus that taxable excess.

Upon exercise of an incentive option, the excess of the fair market value of the common stock acquired over the option price will be an item of tax preference to the employee (unless the employee disposes of the common stock in that same year).  If the common stock is held by the employee for at least two years after the date of grant and one year after the date of exercise of the option (i) the employee does not realize any income as a result of exercising the option, (ii) the tax basis of the common stock received is the option price, and (iii) the Corporation is not entitled to any tax deduction by reason of the exercise.  Any gain realized on the ultimate sale of the common stock that is held for the appropriate period is treated as gain resulting from the disposition of a capital asset.  If the employee does not hold the common stock for at least two years after the date of a grant and one year after the date of exercise, the excess of the fair market value of the common stock at the time of exercise of the option (or the proceeds of disposition, if less) over the option price will, in the year of disposition, be (a) taxable to the employee as ordinary income and (b) deductible by the Corporation (assuming withholding, if required).  The tax basis for the common stock received will be the option price plus that taxable excess.  The gain realized on the sale of the common stock over the tax basis will be treated as gain resulting from the disposition of a capital asset.

Stock Appreciation Rights.  No income will be recognized by the recipient of a stock appreciation right until shares representing the amount of the appreciation or the tax equivalent, if so elected, are transferred to the recipient pursuant to the exercise of the right.  The amount of such income will be equal to the fair market value of such shares on the exercise date (or the cash equivalent), and will be ordinary income. Subject to the applicable provisions of the Code, the Corporation will be entitled to a deduction at the same time and in the same amount.

Restricted Stock.  The grant of a restricted stock award will not result in taxable income to the employee on the date of the grant, unless the employee makes a timely election under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer.  At the time the substantial risk of forfeiture terminates with respect to a restricted stock award, the then fair market value of the stock will constitute ordinary income to the employee, and the Corporation will then be entitled to a deduction in the same amount.  To the extent that dividends are payable during the restricted period under the award agreement, any such dividends will be taxable to the employee at ordinary income tax rates and will be deductible by the Corporation unless the employee has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Corporation.

Cash-Settled Restricted Stock Units.  The grant of cash-settled restricted stock units will not ordinarily result in taxable income to the employee on the date of grant.  At the time the substantial risk of forfeiture terminates with respect to such award, any cash received will constitute ordinary income to the employee, and the Corporation will then be entitled to a deduction in the same amount.

Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards.  The grant of a performance stock, performance stock unit or performance unit award generally will result in taxable income to the employee on the earlier of actual receipt of compensation pursuant to the award or when compensation is credited to the employee's account, or set apart, or otherwise made available.  Subject to the applicable provisions of the Code, including but not limited to Section 162(m) of the Code, a deduction for federal income tax purposes will be allowable to the Corporation in an amount equal to the compensation realized by the employee.

Vote Required

The Plan will be adopted if approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation's common stock that are represented at the annual meeting (either in person or by proxy) and are voted in connection with the adoption of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TWIN DISC, INCORPORATED 2010 LONG-TERM INCENTIVE COMPENSATION PLAN.  UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 3:  APPROVAL OF THE TWIN DISC, INCORPORATED
2010 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors has presented for approval the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors (the “Directors’ Plan”).  The adoption of the 2010 Directors’ Plan is expected to benefit the Corporation and its shareholders by enabling the Corporation to continue to be competitive in its search for and retention of outstanding Directors, and to encourage them to increase their proprietary interests in the Corporation.

The Corporation currently maintains the Twin Disc, Incorporated 2004 Stock Incentive Plan for Non-Employee Directors (the “2004 Directors’ Plan”), under which each Director who is elected or re-elected to the Board at an annual meeting of shareholders, or who continues to serve on the Board following an annual meeting of shareholders, receives an award of 1,200 stock options and 1,200 shares of restricted stock.  The new Directors’ Plan would eliminate these automatic awards, and would give the Board of Directors discretion to make various awards permitted by the Directors’ Plan as described below.  In addition, the Directors’ Plan would allow the Board of Directors to designate that all or a portion of the annual retainer payable to non-employee Directors for service as members of the Board (exclusive of any committee chair or meeting fees) be paid in shares of restricted stock.

If the Directors’ Plan is approved by the shareholders, the 2004 Directors’ Plan will be immediately terminated, and no options or shares of restricted stock will be awarded under the 2004 Directors’ Plan to Directors who are elected to the Board at the 2010 Annual Meeting or who continue to serve on the Board following the 2010 Annual Meeting of shareholders.  In addition, if the Directors’ Plan is approved, the compensation structure for non-employee Directors of the Corporation will be revised, effective as of the date of the 2010 Annual Meeting, to provide each non-employee Director an annual retainer of $90,000.  The chairperson of the Audit Committee shall receive an additional annual retainer of $10,000, and the chairpersons of the remaining Board committees shall receive an additional cash retainer of $5,000.  Furthermore, the Board has determined that, if the Directors’ Plan is approved, fifty percent (50%) of each non-employee Director’s annual retainer (exclusive of committee chair fees) will be paid in the form of restricted stock.  Such percentage will remain in effect in future years, unless changed by the Board.  The remainder of each non-employee Director’s annual retainer (including committee chair fees) will be paid in cash in equal quarterly payments in December, March, June and September.

Statements about the Directors’ Plan are qualified by and subject to the actual provisions of the Plan, which is attached as Appendix B.

Material Features of the Directors’ Plan

Administration

The Directors’ Plan will be administered by the Corporation’s Board of Directors.  The Board will have the discretion to grant options, shares of restricted stock and cash-settled restricted stock units under the Directors’ Plan, and to designate the portion of the retainer payable to non-employee Directors that will be paid in the form of restricted stock.  The Board shall have discretionary authority to determine all issues with respect to the interpretation of the Directors’ Plan, awards made under the Directors’ Plan, and with respect to all administration issues relating to the Directors’ Plan.

Eligibility

All present or future Directors of the Corporation who are not employees of the Corporation shall be eligible to participate in the Directors’ Plan.

Awards Available Under the Directors’ Plan

Benefits under the Directors’ Plan (“Benefits”) may be granted, awarded or paid in any one or a combination of stock options, restricted stock awards, or cash-settled restricted stock units.  In addition, the Directors’ Plan would allow the Board of Directors to designate that all, or such portion as the Board shall from time to time designate, of the annual retainer payable to non-employee Directors (exclusive of committee chair fees) be paid in shares of restricted stock.  There is reserved for issuance under the Directors’ Plan an aggregate of 250,000 shares of the Corporation's common stock, which may be authorized and unissued shares or shares reacquired by the Corporation in the open market or a combination thereof.  The aggregate amount is subject to proportionate adjustments for stock dividends, stock splits and similar changes.

Stock options will consist of options to purchase shares of the Corporation’s common stock.  The Board will establish the time(s) at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time.  An option shall not be exercisable more than ten years after the date it is granted, and will terminate no later than three years after termination of director status for any reason other than death.  The option price shall be equal to the fair market value of the Corporation's stock on the date of grant.  The option holder must pay the Corporation, at the time of exercise, the amount of federal, state and local withholding taxes required to be withheld by the Corporation.  These taxes may be settled in cash or with common stock of the Corporation, including stock that is part of the award or that is received upon exercise of the stock option that gives rise to withholding requirement.  Options are generally only transferable by will or pursuant to the laws of descent and distribution, except that a participant may transfer an option to or for the benefit of a member of the participant’s immediate family or to trusts created for their benefit.  Any unexpired and unexercised Options held by a participant shall be immediately forfeited if the participant is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or if, in the discretion of the Board, a participant is no longer competent to serve on the Board due to the participant’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or such other listing standards then applicable to the Corporation).

Restricted stock becomes vested only if earned by the recipient by continuing to serve on the Board for a specified period of time or any other factors as the Board deems appropriate.  Until the restrictions lapse, the holder of restricted stock may not sell, assign, pledge or otherwise transfer the restricted stock.

In addition to discretionary grants of restricted stock, the Board may designate that all, or such portion as it shall from time to time designate, of the annual retainer payable to participants for service as members of the Board (exclusive of committee chair fees) be paid in shares of restricted stock.  As of the date of each annual meeting of shareholders of the Corporation, each participant who is elected or re-elected to the Board at such meeting or who continues to serve on the Board after such meeting will receive an award of restricted stock equal to the portion of the annual retainer designated by the Board.  The number of shares of restricted stock shall be based on the annual retainer in effect as of the date of the annual meeting, and shall be determined by dividing the dollar value of the portion of such annual retainer designated as payable in restricted stock by the closing price per share of common stock on the NASDAQ Stock Market on the date of the annual meeting, rounded down to the nearest whole share.  Restrictions on shares of restricted stock paid as part of the participant’s annual retainer shall lapse as of the date of the annual meeting of shareholders that is subsequent to the date the restricted stock was awarded if the participant continues to serve on the Board up to such meeting.

All shares of restricted stock shall fully vest if the participant’s service on the Board terminates due to death or disability.  In addition, restricted stock will be forfeited if the participant is recommended by the Corporation to be re-elected to the Board and fails to be re-elected by the shareholders of the Corporation to the Board in that election, or is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or in the discretion of the Board is no longer competent to serve on the Board due to the participant’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or other applicable listing standards).

A cash-settled restricted stock unit will entitle the Director to a cash payment equal to the fair market value of a share of the common stock of the Corporation upon the lapse of a substantial risk of forfeiture, as specified by the Board.

Amendment

The Board of Directors may amend, alter or discontinue the Directors’ Plan.  However, no amendment, alteration or discontinuation of the Directors’ Plan may impair the rights of any participant without the participant's consent, and no amendment shall, without the approval of the Corporation's shareholders: (i) increase the total number of shares of common stock that may be issued under the Directors’ Plan or increase the amount or type of option that may be granted under the Directors’ Plan or increase the amount of Restricted Stock that may be awarded under the Plan; (ii) change the minimum purchase price, if any, of shares of common stock that may be made subject to options under the Directors’ Plan; (iii) modify the requirements as to eligibility for an option under the Directors’ Plan; (iv) extend the term of the Directors’ Plan; or (v) constitute a material revision of the Directors’ Plan requiring shareholder approval under the listing standards of the NASDAQ Stock Market (or other applicable listing standards).

Other Terms

The issuance of stock upon exercise of options or other grant or award of Benefits is subject to the registration with the Securities and Exchange Commission of the shares reserved by the Corporation for the Directors’ Plan.  The closing price of the Corporation's common stock on the NASDAQ Stock Market on August 18, 2010, was $12.47 per share.

Effective Date

The Directors’ Plan will be effective on the date it is approved by the shareholders.  If the Directors’ Plan is not approved by the shareholders, the terms of the 2004 Directors’ Plan as currently in effect will remain in effect.  No stock options or other benefits included in the Directors’ Plan may be granted after October 15, 2020.

Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences of the Twin Disc, Incorporated, 2010 Stock Incentive Plan for Non-Employee Directors is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances.  It is designed to provide a general understanding of the Corporation's interpretation of the U.S. federal income tax consequences for individuals who are U.S. citizens or residents.  State, local and other tax consequences are not addressed below.

Stock Options.  The granting of an option does not produce taxable income to the participant or a tax deduction to the Corporation or any subsidiary.  Upon exercise of such an option, the excess of the fair market value of the common stock acquired over the option price is (a) taxable to the Director as ordinary income and (b) deductible by the Corporation (assuming withholding, if required).  The tax basis for the common stock acquired is the option price plus that taxable excess.

Restricted Stock.  The grant of a restricted stock award will not result in taxable income to the participant on the date of the grant, unless the participant, within 30 days after transfer of the restricted stock to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer.  At the time the substantial risk of forfeiture terminates with respect to a restricted stock award, the then fair market value of the stock will constitute ordinary income to the participant, and the Corporation will then be entitled to a deduction in the same amount.  To the extent that dividends are payable during the restricted period under the award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Corporation unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the participant as dividends and will not be deductible by the Corporation.

Cash-Settled Restricted Stock Units.  The grant of cash-settled restricted stock units will not ordinarily result in taxable income to the participant on the date of grant.  At the time the substantial risk of forfeiture terminates with respect to a cash-settled restricted stock unit award, any cash received will constitute ordinary income to the participant, and the Corporation will then be entitled to a deduction in the same amount.

Vote Required

The Directors’ Plan will be adopted if approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation's common stock that are represented at the annual meeting (either in person or by proxy) and are voted in connection with the adoption of the Directors’ Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TWIN DISC, INCORPORATED 2010 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS.  UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 4:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the fiscal year ending June 30, 2011, including service to our consolidated subsidiaries.  PricewaterhouseCoopers has acted in this capacity since 1928.  A representative of PricewaterhouseCoopers will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.  Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required.  However, the Audit Committee deems it good corporate governance to submit the selection of PricewaterhouseCoopers to the stockholders for ratification.

Fees To Independent Registered Public Accounting Firm

Audit Fees
Aggregate fees billed for professional services rendered by PricewaterhouseCoopers in connection with (i) the audit of the Company’s consolidated financial statements as of and for the years ended June 30, 2010 and June 30, 2009, including statutory audits of the financial statements of the Company’s affiliates, and (ii) the limited reviews of the Company’s quarterly financial statements were $685,000 and $771,000, respectively.

Audit-Related Fees
Aggregate fees billed for professional services rendered by PricewaterhouseCoopers for assurance and services reasonably related to the performance of the audit or review of the Company’s financial statements not included in audit fees above were $14,000 and $2,000 for the years ended June 30, 2010 and 2009, respectively.

Tax Fees
In addition to the other fees described above, aggregate fees of $112,000 and $77,000 were billed by PricewaterhouseCoopers during the years ended June 30, 2010 and 2009, pertaining to tax related services. Included in this amount are fees for tax compliance services of $108,000 and $62,000 during the years ended June 30, 2010 and 2009, respectively.

All Other Fees
During the years ended June 30, 2010 and 2009, PricewaterhouseCoopers billed aggregate fees totaling $0 and $0, respectively, for professional services other than those listed above.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Company's financial statements were at all times compatible with maintaining PricewaterhouseCoopers’ independence.

Pre-Approval Policies And Procedures

The Audit Committee annually pre-approves known or anticipated audit and non-audit services and fees.  Additional non-audit services and fees not included in the annual pre-approval are submitted to a designated committee member for approval before the work is performed.  For the year ended June 30, 2010, 100% of audit-related, tax and non-audit fees were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2011.  UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.

CORPORATE GOVERNANCE

The Corporation's business is conducted under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin and our Restated Bylaws.  Members of the Board of Directors are kept informed of the Corporation’s business through discussions with the Chairman and Chief Executive Officer, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Corporation has reviewed its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002 and rule changes made or proposed by the Securities and Exchange Commission and the NASDAQ Stock Market.  We believe that our current policies and practices meet all applicable requirements.  Our updated corporate governance policies, including updated charters for committees of the Board, are made available to our shareholders on our website, www.twindisc.com , and/or through appropriate mailings.

Board Independence

The Corporation requires, as set forth in its Guidelines for Corporate Governance, that a majority of the Board members be independent outside Directors.  "Independent Director," as used here, means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  At a minimum, to qualify as "independent," a Director must so qualify under governing rules, regulations and standards, including those issued by the SEC and the NASDAQ Stock Market.  The Nominating and Governance Committee of the Board assesses independence on an ongoing basis, and the Directors are responsible for bringing to the attention of the Nominating and Governance Committee any changes to their status that may affect independence.  In addition, the Directors are required to complete, on at least an annual basis, a questionnaire prepared by the Corporation that is designed to elicit information that relates to the independence assessment.  A majority of the current Board of Directors are independent Directors.

The Board has determined that the following Directors are independent within the meaning of the SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance:  Messrs. Doar, Mellowes, Moore, Rayburn, Smiley, Stratton and Zimmer.

Board Leadership Structure

The Corporation currently combines the roles of Chairman and Chief Executive Officer.  The Board of Directors believes that combining these positions best serves the interests of the Corporation by providing clear direction and a unified voice, especially in light of the substantial experience that our current Chairman and Chief Executive Officer has with the Corporation.  Mr. M. Batten’s in-depth knowledge of the Corporation’s products, customers, history and values allows him to set appropriate agendas and provide leadership for the full Board, as well as to lead effectively the Corporation’s management team in the execution of the Board’s decisions and the day-to-day operations of the Corporation.

The Corporation has not designated a specific independent Director as lead outside Director.  Instead, each of the independent Directors on the Board chairs the executive sessions of the Board on a rotating basis.  The Board meets in executive session in conjunction with each regularly scheduled meeting of the full Board of Directors.  Over the course of a year, all or nearly all of the independent Directors will chair an executive session of the Board.  The Board of Directors believes that sharing responsibility for chairing executive sessions of the Board allows each of the independent Directors to take a more active role in the leadership of the Corporation, and results in the diversity of viewpoints of the independent Directors to be more readily heard.

Board’s Role in Risk Oversight

The Corporation’s Board of Directors is ultimately responsible for overseeing the Corporation’s approach to business risks that it faces.  The Board receives regular reports from the Corporation’s management regarding significant developments in the industries and markets in which the Corporation competes, as well as information regarding the Corporation’s financial performance, capital needs and liquidity.  With the assistance of management, the Board regularly identifies the risks that are most significant to the Corporation.  The Board’s agendas are planned so that each of these risks, the potential exposure they create, management’s efforts to manage those risks and other mitigating activities, are discussed at least annually.  Risk management is also an integral part of the Corporation’s annual strategic planning process, and risks identified through that process are also reviewed and discussed by the full Board.

Various committees of the Board also have roles in the oversight of risk management.  In particular, the Audit Committee focuses on financial risk, including the Corporation’s internal controls regarding finance, accounting, legal compliance and ethical behavior.  The Compensation Committee evaluates risks that may be created by the Corporation’s compensation policies and practices, and also annually reviews the adequacy and status of the Corporation’s management succession plans.  The Finance Committee regularly reviews and evaluates the Corporation’s risk management insurance portfolio and overall financial management of the Corporation.  The Pension Committee reviews and evaluates risks associated with the Corporation’s qualified and nonqualified retirement plans, including funding status, investment risk, asset allocation and projected liabilities.

Guidelines for Business Conduct and Ethics

Our Guidelines for Business Conduct and Ethics ("Guidelines") summarize the compliance and ethical standards and expectations we have for all our employees, officers and Directors with respect to their conduct in furtherance of the Corporation’s business.  The Guidelines, which are available on the Corporation’s website, www.twindisc.com, contain procedures for reporting suspected violations of the provisions contained in the Guidelines, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls or auditing matters.  These materials are also available in print to any shareholder upon request.  If we make any substantive amendment to the Guidelines, we will disclose the nature of such amendment on our website or in a current report on Form 8-K.  In addition, if a waiver from the Guidelines is granted to an executive officer or Director, we will disclose the nature of such waiver on our website at www.twindisc.com or in a current report on Form 8-K.

Review, Approval or Ratification of Transactions with Related Persons

Our Guidelines also specifically require that all employees, officers and Directors refrain from business activities, including personal investments, which conflict with the proper discharge of their responsibilities to the Corporation or impair their ability to exercise independent judgment with respect to transactions in which they are involved on behalf of the Corporation.  The Guidelines include policies on the review and approval of significant transactions between the Corporation and its officers or employees, and their relatives or businesses.

At the end of each fiscal year, each Director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the year or any proposed transaction that involves the Corporation (or any subsidiary or affiliate of the Corporation) and that individual, their immediate family and any entity with which they or such immediate family member are associated.  All responses to the questionnaires are reviewed by the Company’s internal auditor and shared with the CEO and Audit Committee, as appropriate.  Based upon such review, there were no related party transactions with respect to persons who were Directors or officers during fiscal 2010 requiring disclosure under the rules of the Securities and Exchange Commission.

DIRECTOR COMMITTEES AND ATTENDANCE

Board Of Directors Meetings And Attendance

The Corporation’s Board of Directors met 6 times during the year ended June 30, 2010.  There were two absences from these meetings.

Directors Committee Meetings And Attendance

The Audit and Nominating and Governance Committees met 5 times during the year.  The Compensation and Pension Committees met 3 times during the year.  The Finance Committee met 2 times during the year.  Each Director attended at least 75% of the meetings requiring his attendance.

Director Committee Functions

Audit Committee

The Corporation has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The charter of the Audit Committee is available on the Corporation's website, www.twindisc.com.  It was most recently revised on April 16, 2010.

All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance.  The Board of Directors has determined that each Audit Committee member (Mr. Zimmer, Mr. Doar, Mr. Moore, Mr. Smiley and Mr. Stratton) qualifies as an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee's purpose is to assist the Board of Directors in monitoring the:

● Integrity of the Corporation's financial statements;

● Independent auditor's qualifications and independence;

● Performance of the Corporation's internal audit function and the independent auditors; and

● Corporation's compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

● Appoints the independent auditor for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent auditor appropriate staffing and compensation;

● Retains, as necessary or appropriate, independent legal, accounting or other advisors;

● Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and reviews the activities and recommendations of the Corporation's internal auditing program;

● Monitors the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's independent auditors about draft annual financial statements and key accounting and reporting matters;

● Determines whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence); and

● Annually reviews management's programs to monitor compliance with the Corporation's Guidelines for Business Conduct and Ethics.

Finance Committee

The Finance Committee assists the Board in fulfilling its oversight responsibilities for considering management’s proposed financial policies and actions, and making appropriate recommendations to the Board regarding: debt and capital structure, acquisitions, capital budgets, dividend policy and other financial and risk management matters.

Nominating and Governance Committee

The Nominating and Governance Committee recommends nominees for the Board to the Board of Directors.  The Committee will consider nominees recommended by shareholders in writing to the Secretary.  In addition, the Committee develops and recommends to the Board a set of effective corporate governance policies and procedures applicable to the Company, and reviews proposed changes in corporate structure and governance, committee structure and function, and meeting schedules, making recommendations to the Board as appropriate.  The charter of the Nominating and Governance Committee is available on the Company's website, www.twindisc.com.  The independence of the Committee is in compliance with SEC regulations, the listing standards of the NASDAQ Stock Market and the Company's Guidelines for Corporate Governance.

Selection of Nominees for the Board

The Nominating and Governance Committee identifies candidates for Director nominees in consultation with the Chairman and Chief Executive Officer, through the use of search firms or other advisers or through such other methods as the Committee deems to be helpful to identify candidates, including the processes identified herein.  The Committee will also consider Director candidates recommended by shareholders.  The procedures for recommendation of nominees by shareholders is available on the Corporation’s web site, www.twindisc.com.  Mr. Smiley was identified and selected by the Nominating and Governance Committee with the assistance of a third party search firm.

Shareholders, in submitting recommendations to the Committee for Director candidates, shall follow the following procedures:

a.	The Committee must receive any such shareholder recommendations for Director candidates on or before the last business day in the month of March preceding that year's annual meeting.

b.	Such recommendation for nomination shall be in writing and shall include the following information:
i.	Name of the shareholder, whether an entity or an individual, making the recommendation;
ii.	A written statement disclosing such shareholder’s beneficial ownership of the Corporation's securities;
iii.	Name of the individual recommended for consideration as a Director nominee;
iv.	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director;
v.	A written statement from the shareholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the NASDAQ Stock Market;
vi.	A written statement disclosing the recommended candidate's beneficial ownership of the Corporation's securities; and
vii.	A written statement disclosing relationships between the recommended candidate and the Corporation which may constitute a conflict of interest.

c.	Recommendation for nomination may be sent to the attention of the Committee via the method listed below:

U.S. Mail or Expedited Delivery Service:

Twin Disc, Incorporated
1328 Racine Street
Racine, WI 53403
Attn: Nominating and Governance Committee
c/o Secretary of Twin Disc, Incorporated

In identifying potential candidates, the Committee confirms that the candidates meet all of the minimum qualifications for Director nominees set forth below.  The Committee does not have a formal diversity policy, but it does consider a candidate’s potential to contribute to the diversity of viewpoints, backgrounds or experiences to the Board as one of many factors in choosing a candidate for the Board.  In the end, candidates are selected based on their qualifications and skills and the needs of the Board as a whole, with the goal of having a Board composed of Directors with a diverse mix of financial, business, technological and other skills and experiences.  The Committee may gather information about the candidates through interviews, background checks, or any other means that the Committee deems to be helpful in the evaluation process.  The Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board.  There is no difference in the manner by which the Committee evaluates potential Director nominees, whether recommended by the Board or by a shareholder.

The Corporation evaluates each individual candidate in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Corporation and represent shareholder interests using its diversity of experience.  A Director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Corporation.  A Director must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Board or of a Board committee.  This does not preclude an otherwise qualified employee of the Corporation from serving as a Director, as long as the majority of Directors satisfy the independence requirements of the regulatory bodies.  Each Director will be expected to review and agree to adhere to the Corporation’s Guidelines for Business Conduct and Ethics, as in effect from time to time.  The Committee will consider these and other qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees.

Compensation Committee

Scope of Authority - The primary purpose of the Compensation Committee is: (i) to assist the Board in discharging its responsibilities in respect to the compensation of the Corporation's executive officers; (ii) to produce an annual report for inclusion in the Corporation’s proxy statement on executive compensation; and (iii) to lead the process of management succession.  The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.  The charter of the Compensation Committee is available on the Corporation’s website at www.twindisc.com.

Composition - The Compensation Committee is composed exclusively of non-employee, independent Directors none of whom has a business relationship with the Corporation, other than in their capacity as Directors.  The Compensation Committee reports to the entire Board.

Role of Consultants - Periodically, the Compensation Committee engages an independent consultant to review its compensation program for the officers of the Corporation, in order to ensure market competitiveness.  During FY 2007, the Compensation Committee engaged Towers Perrin, now known as Towers Watson (“Towers”), a global human resources consulting firm, for this review.  Towers provides the Compensation Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives.  Although the Committee has engaged in a bi-annual independent review in the past, the review was cancelled for FY2009 due to deteriorating economic conditions and a resulting decision to reduce officer base salaries, as part of a corporate-wide cost reduction program.

Role of Executive Officers - The Compensation Committee makes all compensation decisions for the Chairman and Chief Executive Officer (Mr. M. Batten) and approves recommendations for compensation actions for all other elected officers of the Corporation.  Mr. M. Batten and Mr. J. Batten, the President and Chief Operating Officer, annually review the performance of each elected officer with the Compensation Committee.  Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Compensation Committee, which may exercise its discretion in modifying any of the recommendations presented.  The Compensation Committee also reviews the performance of the Chairman and Chief Executive Officer.  It alone determines the salary adjustment, bonus payment and equity awards for this individual.

Compensation Committee Interlocks and Insider Participation - The members of the Compensation Committee are John A. Mellowes (Chair), David B. Rayburn and David R. Zimmer.  None of the Compensation Committee members are former executive officers of the Corporation.  See the “Board Independence” section for additional information concerning Director independence.  The Corporation had no “Compensation Committee Interlocks” as described by the SEC during fiscal 2010.

Pension Committee

The Pension Committee reviews and recommends to the Board for approval the pension fund’s professional advisors and auditors.  The Committee annually reviews actuarial assumptions, actuarial valuations, investment performance, funding policies and investment policies.

Committee Membership

In October of each year, the Board considers and approves committee membership for the coming year.  The Board’s committees are currently comprised of the following Directors; the Chairman of the Committee is listed first:
Nominating and
Audit	Finance	Pension	Compensation	Governance
Zimmer	Moore	Stratton	Mellowes	Rayburn
Doar	Doar	Mellowes	Rayburn	Mellowes
Moore	Rayburn	Moore	Zimmer	Stratton
Stratton				Zimmer
Smiley

Attendance At Annual Meeting

The Corporation does not have a formal policy that its Directors attend the Annual Meeting of Shareholders because it expects them to do so and because the Corporation's Directors historically have attended these meetings.  All of the members of the Board of Directors attended last year's annual meeting. The Board of Directors conducts its annual meeting in conjunction with the Annual Meeting of Shareholders at the Corporation's headquarters.

Stockholder Communication with the Board

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual Directors on the Board through an established process for stockholder communication (“Stockholder Communication”) as follows:

1. Stockholder Communication to Entire Board.  For Stockholder Communication directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via the method listed below:

U.S. Mail or Expedited Delivery Service:

Twin Disc, Incorporated
1328 Racine Street
Racine, WI 53403
Attn: Chairman of the Board of Directors

2. Stockholder Communication to Individual Director.  For Stockholder Communication directed to an individual Director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual Director via the method listed below:

U.S. Mail or Expedited Delivery Service:

Twin Disc, Incorporated
1328 Racine Street
Racine, WI 53403
Attn: [Name of Individual Director]

The Corporation will forward by U.S. mail any such Stockholder Communication to each Director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such Stockholder Communication is addressed to the address specified by each such Director and the Chairman of the Board.

Communications from an officer or Director of the Corporation and proposals submitted by stockholders to be included in the Corporation's definitive proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, (and related communications) will not be viewed as a Stockholder Communication. Communications from an employee or agent of the Corporation will be viewed as Stockholder Communication only if such communications are made solely in such employee's or agent's capacity as a stockholder.

From time to time, the Board may change the process by which stockholders may communicate with the Board or its members.  Please refer to the Corporation's website, www.twindisc.com, for any changes to this process.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee (the “Committee”) of the Board has responsibility for establishing, implementing and monitoring the total compensation of the Corporation’s executive officers.  The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.  The Committee has adopted a charter that it uses when setting agendas and schedules for their meetings.  The charter can be found at http://ir.twindisc.com/charters.cfm .

Compensation Philosophy and Objectives

Twin Disc believes that knowledgeable, motivated and dedicated employees can make the difference in our Corporation’s ability to execute business strategy and excel in the marketplace.  The Committee believes it is in the best interest of the Corporation and its shareholders to fairly compensate our executive team to encourage high-level performance, resulting in increased profitability of the Corporation.  Executives are compensated on the value of their contribution to the success of the Corporation, in addition to their assigned scope of responsibilities.

Compensation includes opportunities for shared risks and rewards, and reflects the results of both individual performance and performance of the Corporation.  In setting compensation, the Committee tries to ensure that the employees’ pay is fair when compared to others within the Company as well as when compared to employees at similar positions in other companies.  Twin Disc will pay for the value of the job to the Corporation, considering the knowledge, skills and abilities required for each job and will pay market competitive compensation, in order to attract, retain and motivate top talent.

The key elements of our officers’ total compensation package are base salary, an annual incentive program, a long-term incentive program, as well as other benefits.  Base salary is intended to compensate the executive for the responsibilities and scope of the job, reward short-term performance, and aid in retention. The annual incentive program is intended to reward the achievement of corporate and business unit annual operating goals, which are key to the Corporation’s overall performance.  The long-term incentive program is intended to reward sustainable, long-term performance achievement, and aid in the retention of the executive, aligning the executive’s rewards with those of the shareholder.   The goal of the Corporation’s compensation program is to provide competitive compensation that encourages and rewards individual and team performance for producing both short-term and long-term shareholder value.

The Corporation believes that its executive officers should hold a meaningful stake in Twin Disc in order to align their economic interests with that of the shareholder.  To that end, the Corporation has adopted stock ownership guidelines.  Stock ownership targets are equal to five times annual base salary for the CEO, three times annual base salary for the President, two times annual base salary for the CFO and Executive Vice President, and one times annual base salary for the remainder of the officer team.  Officers have a period of four years to attain their targeted ownership level.  The Compensation Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.  Compliance is reviewed annually.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in service as of the end of any fiscal year.  However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.  The Committee generally seeks to structure compensation amounts and plans to meet the deductibility requirements under this provision.

In general, the Committee seeks to structure compensation amounts and arrangements so that they do not result in penalties for the executive officers under the Internal Revenue Code.  For example, Section 409A of the Internal Revenue Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section.  The Committee has structured the elements of the Corporation’s compensation program so that they are either not characterized as deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A.  Without these steps, certain elements of compensation could result in substantial tax liability for the executive officers.  Section 280G of the Internal Revenue Code and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executive officers upon a change in control and results in the loss of the compensation deduction for such payments for the executive’s employer.  The Committee has structured the change in control payments under its severance agreements with the executive officers to avoid having benefits exceed the limitations and provisions of Section 280G.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the Chairman and CEO (Mr. M. Batten) and approves recommendations for compensation actions for all other elected officers of the Corporation.

Mr. M. Batten, the Chairman and CEO, and Mr. J. Batten, the President and COO, annually review the performance of each elected officer with the Committee.  In addition, Mr. M. Batten reviews the performance of Mr. J. Batten with the Committee.  Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Committee.  The Committee may exercise its discretion in modifying any of the recommendations.

The Committee reviews the performance of the Chairman and CEO.  It alone determines the salary adjustment, bonus payment and equity compensation awards for Mr. M. Batten.

Setting Executive Compensation

Based on the Corporation’s compensation objectives, the Committee has structured the executive officers’ total compensation program to motivate executives to achieve the business goals of the Corporation and to reward them for achieving such goals.

The elements of each executive’s compensation package include base salary, annual incentive compensation, long-term incentive compensation, benefits and perquisites.  Changes to compensation are determined at the beginning of each fiscal year and are dependent upon several factors, including, but not limited to, scope of responsibilities, the Corporation performance, individual performance, and competitive market practices.

The Corporation looks to establish each element of total direct compensation (i.e., base salary, annual incentive compensation, and the annualized value of long-term incentive compensation granted during the year) near the market median (50th percentile) for companies of a similar size and industry.  Because a large portion of each executive’s long-term incentive compensation package consists of performance awards, actual payments of long-term incentive compensation and total direct compensation may fall significantly above or below the market median, based on the performance of the Corporation.

The Committee periodically engages an independent consultant to review its compensation program for the officers of the Corporation, in order to provide information regarding market median compensation levels and the blend of short-term compensation to long-term types of compensation.  This consultant provides the Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives.  The consultant does not select a peer group of companies to determine market competitiveness, but rather uses survey data compiled from several general industry compensation databases.  The consultant provides information to the Committee regarding the competitiveness of each element of compensation for comparable positions.  In addition to survey data, the Committee considers the executive’s level of experience, length of service in his or her position, the level of responsibility of the position, the performance of the Corporation and sustained individual performance when setting compensation levels.

The Committee most recently engaged Towers Perrin, now Towers Watson (“Towers”), in 2007 to provide compensation information for FY2008.  Towers presented competitive compensation data based on several databases which compiled information from the following surveys: Towers’ CDB Executive Compensation Database, 2006 Report; Towers’ CDB Executive Compensation Long-Term Incentive Plan Report; and Watson Wyatt’s Top Management Compensation Report, 2006/2007.  Towers excluded companies in certain industries (e.g., financial services) from the survey data, leaving several hundred companies of varying sizes in a wide range of businesses throughout general industry upon which it based its report to the Corporation.  The names of these remaining companies are attached to this Proxy Statement under Appendix C.  For long-term compensation information, companies with more than $1 billion in revenues were also excluded.  The determination of which companies were used for comparison purposes was made exclusively by Towers; neither the Committee nor management of the Corporation custom-selected a list of peer group companies.

From this survey data, competitive pay levels were determined through regression analysis, a statistical technique that considers the relationship between total revenues and compensation.  The Committee received information on the 25th, 50th and 75th percentiles of each element of executive compensation for comparable executive positions.  Comparable data was available for all of the then-named executive officers except for Mr. Fabry, whose position within the Corporation is unique enough that no comparable executive positions were found within the survey data.

The survey data showed that the FY2007 base compensation figures for each of the named executive officers for whom comparable data was available was between the 25th and 50th percentiles, except for Mr. J. Feiertag, whose base salary was slightly above the 50th percentile.  The survey data also showed that the FY2007 total direct compensation of Mr. M. Batten was between the 25th and 50th percentiles, and that the total direct compensation of the remaining named executive officers for whom comparable data was available was between the 50th and 75th percentiles.

The Committee used the information from Towers, along with recommendations from the CEO for non-CEO executive positions, in determining each executive’s compensation package for FY2008.  The Committee did not use this information in a formulaic manner when determining each executive’s compensation, but rather took this information under consideration, believing an executive’s compensation to be competitive if it fell within a band of plus or minus 15% from the competitive median of data.  For FY2008, the base salary of each named executive officer for whom comparable data was available was set within 10% of the competitive median.  The target annual incentive bonus as a percent of base salary was set at the competitive median for each named executive officer for whom comparable data was available except for Mr. M. Batten, whose target annual incentive bonus as a percent of base salary was set slightly below the competitive median.

Historically, a compensation consultant has been engaged to provide competitive compensation data every two years.  Assuming an executive is at or near the market median for his or her position, salary increases for years that the Committee does not engage an independent consultant are determined using several factors.  First, the financial results of the Corporation are used to determine the amount of a merit pool that may be available across the entire Corporation.  Next, the Committee obtains general information from various sources regarding broad market trends in executive compensation.  The Committee also reviews whether the Corporation and the executive team have achieved their overall objectives for the fiscal year.  Finally, the Committee evaluates whether each executive’s individual performance objectives have been achieved and to what level.  These factors will determine whether the executive will achieve an average increase (based on the merit pool and broad market trends), an above average increase or a below average increase.

For FY2009, the Committee followed the process described above and determined, based on the amount of the merit pool available across the entire Corporation and broad market trends, that the average increase of each named executive officer’s base salary should be 4%.  Mr. J. Batten was given a 17% increase in base compensation due to his promotion to the position of President of the Corporation.  However, since he was new to this position, his base compensation was below the Committee’s determination of the market median for similar positions at companies of similar size within the manufacturing industry.

The Committee did not engage a compensation consultant to provide a detailed independent review of the Corporation’s executive compensation for FY2010 due to deteriorating economic conditions and a decision to reduce officer base salaries between five and thirteen percent, as part of a Corporation-wide cost reduction program.  For FY2011, the Committee decided to restore the base salaries of the Corporation’s executive officers to the levels they were receiving prior to these salary reductions, and again did not engage a compensation consultant to provide an independent review of the Corporation’s executive compensation.

Base Salary

The Corporation provides executive officers with a base salary to compensate them for services rendered during the fiscal year, their level of responsibility and experience within the Corporation, and their sustained individual performance.  Individual performance is measured through the Corporation’s annual performance evaluation process.  Pay for individual performance rewards executives for achieving goals which may not be immediately evident in common financial measurements.

Base salaries are reviewed each year by the Committee.  As discussed above, salary levels are compared to the market median (i.e. 50th percentile), as determined by using local, national and industry specific survey data and as determined by external consultants, in order to ensure executives are paid a competitive salary, aiding in attraction and retention.

Base salary adjustments, as may be appropriate, are determined annually and may be based on individual, team or Corporation performance results, as well as other factors including changes to job scope or responsibilities.

The Corporation uses a performance management system to set individual objectives for each executive.  This system allows for the annual evaluation of both performance goal achievement and competency development.  When evaluating individual performance, the committee considers the executive’s effort in promoting corporate values; achieving both short and longer-term objectives; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and achievement of other individualized goals set as a part of the performance management system.

Market adjustments to base salary may be indicated when an incumbent is more than 15% below the market median and has been in the job longer than 2-3 years.  Market adjustments may also be used to retain valuable employees in a competitive labor market.

The Committee determines and approves base salary adjustments for the CEO, and approves base salary adjustments for the members of the executive officer team, based on the recommendations from the CEO or COO.  Generally, executive base salaries are increased at rates comparable to the increases provided at other comparable companies and are at or near market levels.

For FY2010, due to economic conditions, the Corporation instituted a cost reduction program.  As a part of the program, the Committee approved the following base salary reductions for the five Named Executive Officers:  Mr. M. Batten, -13%; Mr. J. Batten, -7%; Mr. Eperjesy, -6%; Mr. Feiertag, -6%; and Mr. Fabry, -5%; effective the first complete payroll in July 2009.

For FY2011, the Committee approved a restoration of base salaries to FY2009 levels.  Effective beginning July 2010, the base salaries of the five Named Executive Officers were increased as follows:  Mr. M. Batten, 14.95%; Mr. J. Batten, 7.53%; Mr. Eperjesy, 6.32%; Mr. Feiertag, 6.32%; Mr. Fabry, 5.26%.

Annual Incentive Compensation

Executive officers and selected key management participate in an annual incentive plan called the Corporate Incentive Plan (“CIP”).  This plan provides executives with annual cash incentives for achieving corporate, business unit and individual performance goals.  Specific annual performance goals are based on Economic Profit measures (earnings in excess of the Corporation’s cost of capital) and other initiatives of the Corporation that are determined annually.

The following definitions are used in the calculations of “Economic Profit,” a key component of the Corporate Incentive Plan:

Economic Profit is defined as the return on investment in excess of the Cost of Capital.  It is calculated by taking Net Operating Profit after Tax (“NOPAT”) less (or as a percentage of) a Capital Charge (Invested Capital x Cost of Capital).

Invested Capital is defined as total assets less non-interest bearing liabilities less accrued retirement benefits.

Cost of Capital is defined as the weighted average expectation of Twin Disc’s sources of capital, debt and equity.  For FY2010, the cost of capital has been calculated at 9% (after taxes).

The Committee reviews the CIP’s design annually and approves any CIP design changes or amendments.  It also reviews and approves annual goals, and certifies the achievement of performance targets, based on the financial statements of the Corporation.

An executive’s incentive payment under the CIP may be increased or decreased by up to 20%, at the discretion of the Committee, based on the recommendations of the CEO, if the executive’s individual performance goals are either exceeded or not achieved.  The Committee alone makes decisions regarding the Chairman and CEO’s annual incentive award.

Cash incentive payments are made after the end of each fiscal year, dependent upon corporate or subsidiary goal achievement.  In no event may the payout be more than 200% of the target.

Due to economic conditions and the Corporation’s cost-reduction program, the CIP was suspended for FY2010 and no bonuses were payable.

The Committee reviewed and approved the performance goals recommended for the FY2011 CIP.  The CIP will pay out if certain Economic Profit, inventory, and sales growth performance goals are achieved.

The Committee reviewed the recommendations and approved the target bonus percentages for each officer. The Committee discussed and determined the bonus percentage amount for Mr. M. Batten. For FY2011, the targeted bonus percentage of base salary will be 70% for Mr. M. Batten, 50% for Messrs. J. Batten, Eperjesy and Feiertag, and 40% for Mr. Fabry.

Long-Term Incentive Compensation

The Twin Disc, Incorporated 2004 Long-Term Incentive Compensation Plan (“LTI Plan”) provides for the opportunity for officers and key employees of the Corporation (and its subsidiaries) to acquire common stock of the Corporation stock via stock options, stock appreciation rights, restricted stock, performance stock awards, performance stock unit awards or performance unit awards.  In keeping with the Corporation’s commitment to provide a total compensation package which includes at-risk components of pay, the Committee makes annual decisions regarding the appropriate type of long-term incentives for each executive.

Because of the limited number of outstanding shares and potential for ownership dilution, the long-term incentive program currently emphasizes the use of restricted stock, performance stock awards, performance stock unit awards and performance unit awards, which typically require fewer shares to achieve a competitive, long-term incentive compensation opportunity than would otherwise be required if only stock options were grantable.

The granting of performance stock and performance stock units encourages a pay for performance approach, aligning the interests of the executive with the economic goals of the Corporation and the shareholders.  In order to promote greater equity ownership by the Named Executive Officers, the ratio of performance stock to performance stock units is usually approximately 2 to 1, except that Mr. M. Batten’s performance awards are heavily weighted in favor of performance stock units in light of his significant ownership interest in the Corporation.

The granting of restricted stock is based on a number of factors which include rewarding sustained individual performance, increasing an executive’s ownership in the Corporation, and addressing retention concerns.  Restricted stock may also be used to incent executives in times of global economic instability when future values of stock options, performance stock and performance stock units become more unpredictable.

The composition of an executive’s long-term compensation – i.e. performance stock, performance stock units and restricted stock – is determined by the Committee.  The executive has no role or choice whether to receive incentive compensation in the form of performance stock, performance stock units, restricted stock, or other forms.

The Committee establishes the vesting criteria, including the performance goals which must be achieved in order for the award to vest.  The goals that the Committee establishes are challenging, but they do not provide the executive an incentive to take unnecessary risk.  Grants are made at the beginning of each fiscal year, or as determined by the Committee, for the ensuing multi-year cycle period.

The Committee will use external consultants and survey information as a guideline when considering long-term incentive awards for management.  They will review competitiveness of the LTI Plan annually and obtain a periodic independent review.  In addition, the Committee reviews and approves LTI Plan changes as necessary, and ensures the LTI Plan’s compliance with shareholder approval requirements.

In FY2010, Mr. M. Batten received an award of performance stock units, and all of the other Named Executive Officers received awards of performance stock and performance stock units.  In order for the performance stock and units to vest at target levels, the amount of the Corporation’s net operating profit after taxes (“NOPAT”) as a percentage of the Corporation’s cumulative capital charge for the cumulative three fiscal year period ending June 30, 2012 must equal 100%.  The maximum payout will occur when the performance reaches 120% of target; a threshold payout will occur when the performance reaches 80% of target.  The maximum payout will be 120% of the shares or units granted.  No shares will vest if performance is less than threshold.

The Corporation’s capital charge is calculated by multiplying invested capital times the cost of capital.  Invested capital is defined as total assets less non-interest bearing liabilities, less accrued retirement benefits.  Cost of capital is defined as the weighted average expectation of Twin Disc’s sources of capital, debt and equity.  For FY2010, the cost of capital has been calculated at 9%, after taxes.

In light of global economic instability, to incent and retain the Corporation’s executives, shares of restricted stock were also granted to all Named Executive Officers in FY2010.  These shares will vest August 3, 2012 provided the executive remains employed with the Corporation until the vesting date.

In July 2010, the Committee reviewed the performance objective established in July of 2007 for the vesting of Performance Stock and Performance Stock Units granted in July 2007.  The objective is listed below:

The amount of the Corporation’s economic profit (measured as the difference between the Corporation’s cumulative net operating profit after taxes and the Corporation’s cumulative capital charge) for the cumulative three fiscal year period ending June 30, 2010, as specified in the table below:

Cumulative Economic Profit as of June 30, 2010

Maximum	$18,000,000
Target	$15,000,000
Threshold	$12,000,000

The Committee determined, subject to audit, that actual economic profit for the cumulative three year period ending June 30, 2010 was $3,043,382, and thus did not achieve the threshold level of payout.  As a result, no officer performance stock or performance stock units granted in July 2007 became vested and thus were forfeited.
Benefits

In addition to cash compensation and cash/stock incentive programs, the Corporation believes it is necessary to also recognize the efforts of its officer group and senior management in the area of benefits and perquisites.  The Committee annually reviews the Corporation’s benefit programs for competitiveness and uses external consultants and surveys as a reference when necessary.  It approves the addition, modification or deletion of any executive benefit program, as well as the eligibility of a program to any specific executive.

Qualified Retirement Plans

The Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Savings Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003.  The defined contribution plan was established August 1, 2009 to provide a retirement benefit similar to the one previously provided under the Twin Disc, Incorporated Retirement Plan for Salaried Employees, discussed below.

Employer contributions under the Savings Plan are based on a percentage of annual compensation, from 4.5% to 6.5%, based on years of service.  This contribution is deposited into an individual investment account, in which the individual directs his or her own investment elections, within an array of choices.

The Savings Plan does not allow employee contributions.  Employer contributions, which are made annually, are immediately 100% vested.

The Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003.  The Retirement Plan was amended to freeze future benefit accruals as of August 1, 2009.

Prior to January 1, 1997 benefits in the Retirement Plan were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service.  As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. M. Batten is the only Named Executive Officer eligible for an accrued benefit under the Retirement Plan with 27 years of pre-January 1, 1997 credited service.

The Retirement Plan was amended on January 1, 1997 to add a cash balance formula for post January 1, 1997 accruals.  Benefits under the Retirement Plan are generally equal to the sum of the benefits as frozen on December 31, 1996, plus benefits that accumulated under the cash balance formula from January 1, 1997 through July 31, 2009.  Benefits under the cash balance formula are generally stated as a lump sum amount, but may be distributed as a lump sum or as an annuity.  Prior to August 1, 2009, accruals under the cash balance formula were based on a percentage of compensation, from 4.5% to 6.5%, based on years of service, with interest credits at the thirty-year U.S. Treasury Bond rate, or other such rate mandated by the IRS in substitution of the 30-year Treasury rate, with a minimum guarantee of 3%.

The Twin Disc, Incorporated – the Accelerator 401(k) Savings Plan (“401(k) Plan”) is a tax-qualified retirement savings plan to which all Twin Disc, Incorporated employees, including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Service on a pre-tax or after-tax (Roth) basis.  The Corporation will match 50% of the first 6% of pay that is contributed to the 401(k) Plan.  All contributions to the 401(k) Plan, as well as any matching contributions, are fully vested upon contribution.
Supplemental Executive Retirement Plan

A supplemental retirement plan is extended to qualified officers.  For those who were participants in the plan before January 1, 1998 (only Mr. M. Batten), the supplemental retirement benefit is calculated as an annual benefit approximating 50% of highest rate of pay (salary plus bonus) attained during a specified period, minus amounts accrued under the Corporation’s qualified defined benefit plan.  The plan also preserved the level of benefits that had accrued prior to 1998.

For those who became participants after January 1, 1998 (including Mr. Feiertag, Mr. J. Batten and Mr. Eperjesy) the supplemental retirement benefit is calculated as the additional benefit that the participant would have received at retirement under the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees and the frozen Twin Disc, Incorporated Retirement Plan for Salaried Employees, but for the limitation on compensation used in determining benefits under those plans.

The benefit is payable in two lump sum payments, which are paid on the first and second February 1 in the years following retirement.  The maximum payment in any given year is $500,000 and any amounts in excess of $500,000 will be paid in the third and subsequent years following retirement.

Executive Life Insurance

The Corporation provides an endorsement split-dollar life insurance benefit to the US-based Named Executive Officers.  While employed, the death benefit for the executive is generally equal to three times their annual base salary, although exceptions may occur due to other compensation arrangements.  At the later of retirement or the 15th anniversary of the policy, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value.  At that time, the ownership of the remaining policy and corresponding cash values are transferred to the executive.  Information regarding this benefit is detailed in the “All Other Compensation” column of the Summary Compensation Table.

Change in Control Agreements

The Corporation has change in control agreements with each of its executive officers.  The agreements provide for severance benefits to be paid to the executive following a change in control of the Corporation and a termination of employment (as defined in the agreements) of the executive.  Severance benefits for Mr. M. Batten consist of the sum of his highest annual base salary between the change in control and the date of termination plus his most recent annual bonus, times a multiple of 2.5.  Severance benefits for other Named Executive Officers would consist of the sum of the executive’s highest annual base salary between the change in control and the date of termination, plus the executive’s most recent annual bonus, times a multiple which is the lesser of 2.0 (1.5 for Mr. Fabry) or the number of whole and fractional years between the termination date and his normal retirement date.  In addition, the executive would be entitled to the cash value of any shares of common stock subject to unexercised stock options held by the executive, all performance stock and performance stock unit awards would vest and fringe benefits would continue for 24 months following termination.  The agreements are specifically designed to avoid having benefits exceed the limitations and provisions of Section 280G of the Internal Revenue Code.

The performance stock and performance stock unit award agreements and restricted stock agreements between the Corporation and its Named Executive Officers have certain change in control provisions.  Specifically, if a change in control (as defined in the agreements) occurs and the employee thereafter terminates employment under circumstances specified in the agreements, all performance stock and performance stock units shall immediately vest as if the performance objectives had been fully achieved, and all restricted shares shall become freely transferable and non-forfeitable.
Other Personal Benefits and Perquisites

Twin Disc’s Named Executive Officers, along with other executive officers and senior management, are occasionally provided a limited number of perquisites whose primary purpose is to minimize distractions from personal issues to focus the executive’s attention on important initiatives of the Corporation.  An item is not a perquisite if it is integrally related to the performance of the executive’s duties.  Perquisites are included in the Summary Compensation Table and footnoted if their value exceeds $10,000.

Summary Compensation Table

The following table summarizes the “total compensation” of the Corporation’s Chief Executive Officer, Chief Financial Officer, and its three most highly compensated executive officers for the fiscal year ended June 30, 2010.  It should be noted that the total compensation as reported by the Summary Compensation Table follows specific SEC requirements for reporting compensation, and does not reflect the target or actual compensation for the Named Executive Officers for the fiscal year.

Name and Principal Position	Year	Salary	Bonus	(1) Stock Awards	Option Awards	(2) Non-Equity Incentive Plan Compensation	(3)(4) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(5) All Other Compens- ation	Total

Michael E. Batten	2010	$477,731		$290,104		$0	$91,829	$53,071	$912,735
Chairman and Chief	2009	$541,154		$1,215,100		$0	$138,198	$47,321	$1,941,773
Executive Officer	2008	$510,619	-	$965,198	-	$613,725	$738,814	$61,802	$2,890,168

John H. Batten	2010	$279,808		$157,165		$0	$28,365	$47,105	$512,443
President and Chief	2009	$289,625		$576,125		$0	$24,422	$43,681	$933,853
Operating Officer	2008	$248,077	-	$358,200	-	$212,525	$25,780	$41,857	$866,439

Christopher J. Eperjesy	2010	$269,654		$108,402		$0	$19,531	$44,318	$441,905
Vice President – Finance,	2009	$283,462		$387,575		$0	$21,921	$37,884	$730,842
CFO and Treasurer	2008	$271,539	-	$358,200	-	$235,125	$24,150	$44,198	$933,212

James E. Feiertag	2010	$269,654		$108,402		$0	$20,221	$61,023	$459,300
Executive Vice President	2009	$283,462		$387,575		$0	$23,799	$56,187	$751,023
	2008	$271,539	-	$358,200	-	$229,625	$27,086	$59,133	$945,583

H. Claude Fabry (6)	2010	$226,763		$43,450		$0	$39,417	$53,968	$363,598
Vice President –	2009	$231,621		$135,815		$0	$20,540	$31,499	$419,475
International Distribution	2008	$233,256		$179,131		$169,865	$18,439	$35,272	$635,963
and Managing Dir., Twin
Disc International, S.A.

(1)
Reflects the grant date fair value for each Named Executive Officer as reported in our audited financial statements.  This value was computed in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures.  The performance awards are calculated as of the grant date, based on the most probable outcomes of the respective performance goals.  The assumptions made in the valuations are discussed in Footnote K to our 2010 financial statements.  The grant date fair values of the performance-based awards granted in fiscal 2010, assuming the maximum performance goal is achieved, are as follows: Mr. M. Batten, $598,561; Mr. J. Batten, $299,072 Mr. Eperjesy, $206,273; Mr. Feiertag, $206,273; and Mr. Fabry, $82,674.  The following table presents separately the compensation expense recognized in FY2010, 2009 and 2008 for outstanding awards of performance stock, performance stock units and restricted stock for each Named Executive Officer:

Name	Year	Performance Stock	Performance Stock Units	Restricted Stock
Michael E. Batten	2010	$0	$0	$90,618
	2009	$132,425	($360,933)	-
	2008	$224,559	$251,989	-
John H. Batten	2010	$0	$0	$66,595
	2009	($8,789)	($107,563)	$16,003
	2008	$164,997	$69,956	-
Christopher J. Eperjesy	2010	$0	$0	$51,269
	2009	($8,789)	($107,563)	$18,337
	2008	$164,997	$69,956	$13,027
James E. Feiertag	2010	$0	$0	$51,269
	2009	($8,789)	$(107,563)	$16,003
	2008	$164,997	$69,956	-
H. Claude Fabry	2010	$0	$0	$13,570
	2009	($14,617)	($40,531)	-
	2008	$70,591	$28,054	-

(2)
Reflects cash bonuses earned in connection with achievement in of specific performance targets under the Corporate Incentive Plan, described under the “Annual Incentive Compensation” portion of the Compensation Discussion and Analysis, above.  The Corporate Incentive Plan was suspended for FY2010 with no bonuses payable.  No Corporate Incentive Plan performance targets were achieved in FY2009.

(3)
These figures include a change in qualified pension value amount for Mr. M. Batten ($80,371), Mr. J. Batten ($7,577), Mr. Eperjesy ($4,919), and Mr. Feiertag ($6,177).  The remainder represents a change in the nonqualified supplemental pension plan values.  Mr. Fabry’s amount represents the change in value of his group insurance contract, through the Belgian subsidiary.

(4)
For Mr. M. Batten, the amounts reported for 2009 were revised to reflect a downward adjustment of $388,425 in the value of his supplemental executive retirement plan benefit as of 6/30/2009.  The 6/30/2009 valuation had previously assumed payment of an incentive bonus, which did not occur for FY2009.  The change in pension value and nonqualified deferred compensation earnings reported above for 2009 for Mr. M. Batten consists of a change of $154,653 in the value of his supplemental retirement plan benefit and a change of -$16,455 in the value of his qualified pension benefit.

(5)	All Other Compensation consists of the following:

Name	Year	401(k) Company Match	Retirement Savings Plan Contribution	Personal Use of Co. Plane	Dues	Life Insurance	Personal Use of Company Automobile	Spousal Travel	Other	Total
M.E. Batten	2010	$6,462	$0	$7,976	$9,131	$29,502				$53,071
	2009	$7,162	-	$9,911	$746	$29,502	-	-	-	$47,321
	2008	$10,909	-	$9,846	$3,984	$29,502	-	$7,561	-	$61,802
J.H. Batten	2010	$7,035	$4,019	$4,688	$2,363	$29,000	-			$47,105
	2009	$7,575	-	$4,728	$2,378	$29,000				$43,681
	2008	$10,575	-	$784	$1,498	$29,000	-	-	-	$41,857
C.J. Eperjesy	2010	$5,587	$3,629	$1,175	$1,577	$32,350				$44,318
	2009	$5,534	-	-	-	$32,350				$37,884
	2008	$10,350	-	-	$1,498	$32,350	-	-	-	$44,198
J.E. Feiertag	2010	$7,095	$3,629	$1,384	$673	$48,242				$61,023
	2009	$7,065	-	-	$880	$48,242	-	-	-	$56,187
	2008	$10,350	-	-	-	$48,242	-	$541	-	$59,133
H.C. Fabry	2010	-	-	-	-	$31,317	$3,221	-	$19,430	$53,968
	2009	-	-	-	-	$25,839	$4,115	-	$1,545	$31,499
	2008	-	-	-	-	$27,045	$4,059	$2,484	$1,684	$35,272

Amounts listed for Mr. Fabry in the “Life Insurance” column represent premium payments to an insured policy that provides life and disability insurance as well as pension coverage.  The amount listed for Mr. Fabry for 2010 in the “Other” column includes payment of a corrective pension premium of $17,789.  All items listed in the chart for Mr. Fabry that have been paid in Euro were translated at the average exchange rate for FY2010 of 1.39232, for FY2009 of 1.37429, and for FY2008 of 1.47061.

(6)	A portion of Mr. Fabry’s compensation was denominated in Euro, which has been translated at the average exchange rate for FY2010 of 1.39232, for FY2009 of 1.37429, and for FY2008 of 1.47061.

Grants of Plan-Based Awards

The following table provides information on incentive awards granted to our Named Executive Officers during FY2010.
		Estimated Future Cash Incentive Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Share or Unit Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards; Number of shares of stock or units (4)	All other option awards; Number of securities underlying options	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
M.E. Batten
Cash Incentive (1)		N/A	N/A	N/A
Performance Stock Awards (2)	7/30/09				0	0	0				$0
Performance Stock Unit Awards (3)	7/30/09				44,836	56,045	67,254				$0
Restricted Stock Award	7/30/09							32,596			$290,104
J. H. Batten
Cash Incentive (1)		N/A	N/A	N/A
Performance Stock Awards (2)	7/30/09				15,115	18,894	22,673				$0
Performance Stock Unit Awards (3)	7/30/09				7,287	9,109	10,931				$0
Restricted Stock Award	7/30/09							17,659			$157,165
C.J. Eperjesy
Cash Incentive (1)		N/A	N/A	N/A
Performance Stock Awards (2)	7/30/09				10,425	13,031	15,637				$0
Performance Stock Unit Awards (3)	7/30/09				5,026	6,283	7,540				$0
Restricted Stock Award	7/30/09							12,180			$108,402
J.E. Feiertag
Cash Incentive (1)		N/A	N/A	N/A
Performance Stock Awards (2)	7/30/09				10,425	13,031	15,637				$0
Performance Stock Unit Awards (3)	7/30/09				5,026	6,283	7,540				$0
Restricted Stock Award	7/30/09							12,180			$108,402
H.C. Fabry
Cash Incentive (1)		N/A	N/A	N/A
Performance Stock Awards (2)	7/30/09				4,178	5,223	6,268				$0
Performance Stock Unit Awards (3)	7/30/09				2,014	2,518	3,022				$0
Restricted Stock Award	7/30/09							4,882			$43,450

(1)      The Corporate Incentive Plan was suspended for FY2010 and therefore there was no bonus eligibility.
(2)	Consists of stock awards with performance-based vesting criteria, as discussed in the “Long-Term Compensation” section of the Compensation Discussion and Analysis; eligible for vesting in 2012.
(3)
Consists of cash awards measured by the value of the Corporation’s common stock as of the vesting date with performance-based vesting criteria, as discussed in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis; eligible for vesting in 2012.

(4)	Consists of restricted stock with a vesting date of August 3, 2012. This stock will vest if the executive remains employed through the vesting date.
(5)
The grant date fair value for restricted stock awards is calculated using the closing price of Twin Disc shares on the July 30, 2009 grant date ($8.90).  The grant date fair value of $0 for the performance stock and performance stock unit awards is based on the assumption that the threshold performance objectives for these awards would not be met, the most probable outcome as of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares covered by exercisable and unexercisable options, as well as the number of restricted stock, performance stock and performance stock unit awards held by our Named Executive Officers on June 30, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
M.E. Batten	12,000			$4.45315	8/4/2010
M.E. Batten	16,000			$3.7625	8/13/2011
M.E. Batten	32,000			$3.6125	8/2/2012
M.E. Batten								123,832	$1,406,732
J.H. Batten								62,561	$710,693
C.J. Eperjesy								42,931	$487,696
J.E. Feiertag								42,931	$487,696
H.C. Fabry								17,474	$198,505

(1) Reflects the number of non-vested restricted stock awards, performance stock awards and performance stock unit awards which are scheduled to vest at various times between June 2011 and June 2012.  The awards granted in fiscal 2008 with a Threshold/Target/Maximum payout level did not vest on June 30, 2010 as the performance threshold was not met, and are not included in the table above.  For awards granted in both fiscal 2009 and 2010 with Threshold/Target/Maximum payout levels, the figures presented assume the Threshold level as the Threshold has not been achieved.

(2) Values were calculated using $11.36 per share, the closing price of the Corporation’s common stock as of June 30, 2010.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock and performance stock that occurred during FY2010 for each of our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
M.E. Batten	12,000	20,587	24,300	$216,027
J.H. Batten	-	-	11,252	$100,030
C.J. Eperjesy			11,252	$100,030
J.E. Feiertag			11,252	$100,030
H.C. Fabry	-	-	3,752	$33,355

(1)	Reflects the vesting of performance stock originally granted in 2006.
(2)	The value of the stock awards was calculated using the closing price of the Corporation’s common stock on July 29, 2009, the date that the satisfaction of the performance goals was certified.

Pension Benefits

The following table summarizes the actuarial present value of each Named Executive Officer’s accumulated benefits as of June 30, 2010 under our defined benefit pension plan and supplemental executive retirement plan.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefits(1)	Payments During Last Fiscal Year
M.E. Batten	Retirement Plan for Salaried Employees	40.583	$1,119,799	-
	Supplemental Executive Retirement Plan	40.583	$2,678,179	-

J.H. Batten	Retirement Plan for Salaried Employees	14	$111,521	-
	Supplemental Executive Retirement Plan	14	$42,636	-

C.J. Eperjesy	Retirement Plan for Salaried Employees	8	$77,671	-
	Supplemental Executive Retirement Plan	8	$48,988	-

J.E. Feiertag	Retirement Plan for Salaried Employees	10	$104,190	-
	Supplemental Executive Retirement Plan	10	$62,201	-

H.C. Fabry	AXA – Group Annuity Plan	14	$292,780	-

(1)
The following key assumptions were made in calculating the present value of the qualified retirement plan.  For Mr. M. Batten, the value assumes a 5.09% discount rate, with his retirement age assumed to be his current age.  For Messrs. Eperjesy, Feiertag, and J. Batten, the key assumptions include a 5.09% discount rate and a retirement age of 65.  No mortality assumption was used prior to retirement.  After retirement, the mortality assumption is the IRS Generational Mortality Table.

The following key assumptions were made in calculating the present value of the Supplemental Executive Retirement Plan.  For Mr. M. Batten, the values are calculated as pursuant to the terms of the Plan document.  No assumptions as to future events are required.  For Messrs. Eperjesy, Feiertag and J. Batten, the Supplemental Executive Retirement Plan values are based on the present value of their benefits as of August 1, 2009, plus a credit for the remainder of 2009 based the excess amounts they would have received under the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees but for compensation limits under the Internal Revenue Code, plus an interest credit through June 30, 2010 using the greater of a 3% annual interest rate or the annual interest rate on 30-year Treasury securities for November of the preceding calendar year.  No pre-retirement termination or mortality has been assumed.

The present value of Mr. Fabry’s benefit was denominated in Euro and translated to dollars at the average exchange rate for FY2010 of 1.39232.  This is a group insurance contract with a guaranteed interest rate of 3.25% per year.  No mortality tables are used in respect to his retirement benefits.

Retirement Plan for Salaried Employees

All full-time Twin Disc, Incorporated salaried employees employed before October 1, 2003 participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”).  Eligibility for retirement occurs upon reaching one of the following age and service requirements:  a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points.  Currently Mr. M. Batten is the only US-based Named Executive Officer eligible for retirement.

Prior to January 1, 1997, Retirement Plan benefits were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service.  As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. M. Batten is the only Named Executive Officer with a benefit under both the pre-1997 portion of the Retirement Plan and the cash balance program.

Subsequently, the Retirement Plan was amended to freeze all future benefit accruals, effective August 1, 2009.

The definition of compensation for purposes of calculating the pension benefit includes W-2 income, excluding any expense reimbursements or taxable fringe benefits, and is limited by the IRS maximum compensation as determined each year.  In calendar 2009 and also in calendar 2010, the annual limit is $245,000.

Benefits under the frozen Retirement Plan are payable in a monthly annuity form, with either a single life or joint and survivor life benefit option.  Benefits under the cash balance program are payable in a lump sum payment, or single life or joint and survivor annuity benefit options.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) is available to qualified US-based Named Executive Officers.  For those who became participants after January 1, 1998 (including Mr. J. Batten, Mr. Eperjesy and Mr. Feiertag) the supplemental retirement benefit is calculated as the additional benefit that the participant would have received at retirement under the Corporation’s frozen Retirement Plan and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Salaried Plan”), but for the limitation on compensation used in determining benefits under those plans.  In light of the fact that the Salaried Plan is a defined contribution plan with individual accounts, the SERP was amended on July 29, 2010, to restate the SERP benefits of Messrs. J. Batten, Eperjesy and Feiertag as individual accounts, with an opening account balance equal to the present value of their SERP benefits as of August 1, 2009.  In addition to annual accruals based on the additional benefit that would be received under the Salaried Plan but for limits on compensation in that plan, the accounts of Messrs. J. Batten, Eperjesy and Feiertag will receive interest credits based on the annual rate on 30-year Treasury securities, with a minimum annual interest credit of three percent.

For those who were participants in the SERP before January 1, 1998 (only Mr. M. Batten), the supplemental retirement benefit is calculated as an annual benefit approximating 50% of highest rate of base salary plus annual incentive bonus attained during a specified period, minus amounts accrued under the Corporation’s Retirement Plan and Salaried Plan.  The SERP also preserved the level of benefits that had accrued prior to 1998.  The July 29, 2010 amendment of the SERP revised the formula for Mr. M. Batten to provide him with a SERP benefit that is at least equal to the present value of his SERP benefit as of July 1, 2010, plus interest credits based on the annual rate on 30-year Treasury securities, with a minimum annual interest credit of three percent.

Any benefits payable under the SERP will automatically be paid in a two-payment deferred lump sum form, under which two equal payments will be made to the participant (or his surviving spouse or named beneficiary if the participant dies prior to all of the payments being made).  The first payment will be made on the February 1 following the calendar year of retirement, and the second payment to be made on February 1 of the following year.  The two payments shall be the actuarial equivalent of the annual benefit calculated under the single life annuity form.

If each of the two lump sum payments exceed $500,000, each payment shall be limited to $500,000 each with additional payments (also limited to $500,000 each) to be made on each subsequent February 1 until the balance is paid.  If the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Corporation does not maintain any nonqualified defined contribution deferred compensation plans, or any other type of non-actuarial plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

The following information and tables set forth the amount of payments to each Named Executive Officer in the event of a termination of employment as a result of retirement, death, disability, termination for cause, voluntary termination prior to retirement, and involuntary termination (or resignation for good cause) following a change in control.

•
Normal or Early Retirement.  The normal retirement age for US-based employees, including the Named Executive Officers, is 65.  All full-time salaried employees employed before October 1, 2003 participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees.  Eligibility for retirement occurs upon reaching one of the following age and service requirements:  a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points.  Currently Mr. M. Batten is the only US-based Named Executive Officer eligible for retirement.  Mr. Fabry is also eligible for retirement under the Belgian subsidiary’s pension plan.

Medical benefits are only available to Twin Disc retirees hired before October 1, 2003 and who are not yet Medicare-eligible.  Eligibility for retiree medical benefits ends upon reaching Medicare eligibility.

Restricted stock is forfeited if retirement occurs before the restrictions on such shares have ended.

Performance stock and performance stock units will be paid after the end of the relevant performance period, but only if the performance objective is achieved.  The stock or units are prorated based on actual employment during the performance period.

Stock options must be exercised within 30 days of termination or they expire.

A Supplemental Executive Retirement Plan (SERP) is available for US-based Named Executive Officers who qualify for a retirement benefit under the Corporation’s pension plans.

•
Death while Employed.  In the event of death of a Named Executive Officer while actively employed, the executive’s estate would receive payment for any base salary earned, but not yet paid.  In addition, any vacation accrual not used would also be paid to the estate.

Restricted stock vests and becomes payable per the terms of the individual grant agreement.  The estate would receive the payment.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to death and be paid as if the maximum performance target has been achieved.  The stock or units are prorated based on actual employment during the performance period.

Options will fully vest and may pass to the estate, or as directed by a will, and must be exercised within one year from date of death.

•
Disability.  In the event of termination of employment due to disability, a Named Executive Officer would receive benefits under the Corporation’s short-term and long-term disability plans, generally available to full-time salaried employees.  Benefits are reduced for any social security or pension eligibility.

Restricted stock vests and becomes payable per the terms of the individual grant agreement.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to disability and are paid assuming the maximum performance target has been achieved.  The stock or units are prorated based on actual employment during the performance period.

•	Termination for Cause. An executive is not eligible for any additional benefits at termination, unless the Compensation Committee would determine that severance payments are appropriate.

•
Voluntary Termination Prior to Retirement.  An executive is not entitled to any additional forms of severance payments in the event of a voluntary termination, prior to becoming eligible for retirement.

•
Involuntary Termination (or Resignation for Good Cause) Following Change in Control.  In July 2007, the Corporation entered into Change in Control Severance Agreements with each of our Named Executive Officers.  The agreements provide that,  following a change in control of the corporation (as defined in the agreement) if employment of the executive officer is terminated by the Corporation for any reason other than "Good Cause," or terminated by the executive for "Good Reason" within 24 months after the change in control occurs, certain benefits would become payable.  These include:

o	severance as a multiple of base salary,
o	twenty-four months of benefit continuation,
o	current value of all outstanding stock options,
o	restricted stock, and
o	performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.

In addition, if an event constituting a change in control of the Corporation occurs and the executive thereafter either terminates employment for good reason or is involuntarily terminated by the Corporation without cause, then the performance stock units granted shall immediately vest and a cash payment shall be made as if the maximum performance objective had been fully achieved.  Such cash payment shall be equal to the number of performance stock units granted to the employee multiplied by the fair market value of the Corporation’s common stock as of the effective date of such change in control.

The following tables show the amounts payable under different termination scenarios for each Named Executive Officer as if such scenario occurred on June 30, 2010, the last day of the Corporation’s most recent fiscal year:

Michael E. Batten
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock, Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Paid through last day worked	$0	$0	$661,226 (2)	$ 2,678,179(4)	$3,339,405
Death	Paid through last day worked	$0	$0	$1,583,187 (3)	$ 2,678,179(4)	$4,261,366
Disability	Paid through last day worked	$0	$0	$1,583,187 (3)	$ 2,951,179(5)	$4,534,366
Termination for Cause	Paid through last day worked	$0	$0	$0 (6)	$0	$0
Voluntary Termination Prior to Retirement (7)	Paid through last day worked	N/A	N/A	N/A	N/A	N/A
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$0	$2,820,004 (8)	$ 5,429,006(9)	$8,249,010

(1)	The Corporate Incentive Plan was suspended for FY2010; thus Mr. Batten would not be eligible for a bonus payment for FY2010.
(2)
The value was calculated by adding 0% of the performance awards payable for the performance period ending on June 30, 2010 (0), plus 2/3rds of the performance awards payable for the performance period ending June 30, 2011 (38,667) plus 1/3rd of the awards payable for the performance period ending June 30, 2012 (18,682).  This assumes that the performance awards did not vest in 2010 due to threshold performance levels not being met, and assumes achievement of target performance levels in FY2011 and FY2012.  The sum of performance shares was multiplied by $11.36, the closing price of Twin Disc shares on June 30, 2010, and the sum of performance stock units was multiplied by $11.53, the mean of the high and low selling prices of Twin Disc shares on June 30, 2010.

(3)
The value was calculated by adding 100% of the maximum performance awards payable for the performance period ending on June 30, 2010 (36,376 plus 2/3rds of the maximum performance awards payable for the performance period ending June 30, 2011 (46,400) plus 1/3rd of the maximum performance awards payable for the performance period ending June 30, 2012 (22,418). In addition, this value includes 32,596 shares of restricted shares which vest on June 30, 2012.  The sum of performance shares and restricted shares was multiplied by $11.36, the closing price of Twin Disc shares on June 30, 2010, and the sum of performance stock units was multiplied by $11.53, the mean of the high and low selling prices of Twin Disc shares on June 30, 2010.

(4)	This amount consists of the present value of Mr. Batten’s Supplemental Executive Retirement Benefit Plan benefits. Mr. Batten is currently retirement eligible.
(5)
This amount is the value of six months of benefits beginning July 1, 2010 under the Corporation’s short-term disability program for salaried employees ($273,000) plus the present value of Mr. Batten’s Supplemental Executive Retirement Plan benefits ($2,678,179), as he is currently retirement-eligible.

(6)	Employees terminated for cause are not entitled to receive performance awards. This assumes Mr. Batten’s employment was terminated for cause on June 30, 2010.
(7)	Mr. Batten is retirement eligible, so all benefits are payable under the retirement section.
(8)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  The value of unexercised options is payable in cash.  This amount represents the total of 173,231 outstanding performance stock unit awards valued at $11.53 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2010) and 32,596 outstanding restricted shares valued at $11.36 (the closing price of Twin Disc shares on June 30, 2010).  In addition, this figure includes 60,000 outstanding options, measured as if they were valued at the difference of $11.36 and their grant price.

(9)
Under the Change in Control Severance Agreement, Mr. Batten is entitled to 2.5 times his base salary plus his most recent bonus as a severance payment ($2,721,813), benefit continuation for 24 months ($29,014), and his benefits under his Supplemental Executive Retirement Plan, ($2,678,179) as he is retirement eligible.  As there was no bonus earned in FY2009 or FY2010, the figure is based on the bonus awarded in FY2008, the most recently awarded annual bonus, as per the terms of the Change in Control Severance Agreement.

John H. Batten
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10
Death	Paid through last day worked	$0	$0	$739,385 (2)	$0	$739,385
Disability	Paid through last day worked	$0	$0	$739,385 (2)	$192,636(3)	$932,021
Termination for Cause	Paid through last day worked	$0	$0	$0 (4)	$0	$0
Voluntary Termination Prior to Retirement	Paid through last day worked	$0	$0	$0 (5)	$0	$0
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$0	$1,109,259 (6)	$1,067,800 (7)	$2,177,059
(1)	The Corporate Incentive Plan was suspended for FY2010; thus Mr. Batten would not be eligible for a bonus payment for FY2010.
(2)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  The amount in the table was calculated by adding 100% of the maximum performance stock and performance stock unit awards payable for the performance period ending June 30, 2010 (13,500) plus 2/3rds of the maximum performance awards payable for the performance period ending June 30, 2011 (20,000) plus 1/3rd of the maximum performance awards payable for the performance period ending June 30, 2012 (11,201).  In addition, Mr. Batten has 2,500 shares of restricted stock that vest on July 24, 2011 and 17,659 shares of restricted stock that vest on July 30, 2012 if he remains employed with the Corporation through those dates, respectively.  The sum of performance shares and restricted shares was multiplied by $11.36, the closing price of Twin Disc shares on June 30, 2010, and the sum of performance stock units was multiplied by $11.53, the mean of the high and low selling prices of Twin Disc shares on June 30, 2010.

(3)
Of this amount, $150,000 is the value of six months of benefits beginning July 1, 2010 under the Corporation’s short-term disability program for salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier.  The remainder of this amount is the June 30, 2010 value of Mr. Batten’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vest upon termination of employment due to disability but are not payable until the date that Mr. Batten would have attained early or normal retirement age under the SERP.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Batten was involuntarily terminated for cause on June 30, 2010.
(5)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2010. These shares did not vest, due to performance targets not being met.
(6)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (20,159) and performance stock (51,481) valued at $11.36 (the closing price of Twin Disc shares on June 30, 2010), and performance stock units (25,623) valued at $11.53 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2010).

(7)
Under the Change in Control Severance Agreement, Mr. Batten is entitled to 2.0 times his base salary plus most recent bonus as severance payments ($983,050) plus benefit continuation for 24 months ($42,750). As there was no bonus earned in FY2010, the figure is based on the bonus awarded in FY2008, the most recently awarded annual bonus, as per the terms of the Change in Control Severance Agreement.

Christopher J. Eperjesy
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock, Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6//30/10
Death	Paid through last day worked	$0	$0	$555,269 (2)	$0	$555,269
Disability	Paid through last day worked	$0	$0	$555,269 (2)	$171,821 (3)	$727,090
Termination for Cause	Paid through last day worked	$0	$0	$0 (4)	$0	$0
Voluntary Termination Prior to Retirement	Paid through last day worked	$0	$0	$0 (5)	$0	$0
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$0	$804,693 (6)	$1,051,000 (7)	$1,855,693
(1)	The Corporate Incentive Plan was suspended for FY2010; thus Mr. Eperjesy would not be eligible for a bonus payment for FY2010.
(2)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  This amount was calculated by adding 100% of the maximum performance stock and performance stock unit awards payable for the performance period ending June 30, 2010 (13,500) plus 2/3rds of the maximum performance awards payable for the performance period ending June 30, 2011 (12,800) plus 1/3rd of the maximum performance awards payable for the performance period ending June 30, 2012 (7,727).  In addition, Mr. Eperjesy has 2,500 shares of restricted stock that vest on July 24, 2011 and 12,180 shares of restricted stock that vest on July 30, 2012 if he remains employed with the Corporation through those dates, respectively.  The sum of performance shares and restricted shares was multiplied by $11.36, the closing price of Twin Disc shares on June 30, 2010, and the sum of performance stock units was multiplied by $11.53, the mean of the high and low selling prices of Twin Disc shares on June 30, 2010.

(3)
Of this amount, $122,833 is the value of six months of benefits beginning July 1, 2010 under the Corporation’s short-term disability program for Salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier.  The remainder of this amount is the June 30, 2010 value of Mr. Eperjesy’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vest upon termination of employment due to disability but are not payable until the date that Mr. Eperjesy would have attained early or normal retirement age under the SERP.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Eperjesy was involuntarily terminated for cause on June 30, 2010.
(5)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2010. These shares did not vest, due to performance targets not being met.
(6)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (14,680) and performance stock (37,245) valued at $11.36 (the closing price of Twin Disc shares on June 30, 2010), and performance stock units (18,632) valued at $11.53 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2010).

(7)
Under the Change in Control Severance Agreement, Mr. Eperjesy is entitled to 2.0 times the sum of his base salary plus his most recent bonus as a severance payment ($1,008,250), plus benefit continuation ($42,750) for 24 months.  As there was no bonus earned in FY2010, the figure is based on the bonus awarded in FY2008, the most recently awarded annual bonus, as per the terms of the Change in Control Severance Agreement.

James E. Feiertag
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10	Not Eligible on 6/30/10
Death	Paid through last day worked	$0	$0	$555,269 (2)	$0	$555,269
Disability	Paid through last day worked	$0	$0	$555,269(2)	$192,368 (3)	$747,637
Termination for Cause	Paid through last day worked	$0	$0	$0 (4)	$0	$0
Voluntary Termination Prior to Retirement	Paid through last day worked	$0	$0	$0 (5)	$0	$0
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$0	$804,693 (6)	$1,010,950 (7)	$1,815,643
(1)	The Corporate Incentive Plan was suspended for FY2010; thus Mr. Feiertag would not be eligible for a bonus payment for FY2010.
(2)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  This amount was calculated by adding 100% of the maximum performance stock and performance stock unit awards payable for the performance period ending June 30, 2010 (13,500) plus 2/3rds of the maximum performance awards payable for the performance period ending June 30, 2011 (12,800) plus 1/3rd of the maximum performance awards payable for the performance period ending June 30, 2012 (7,727).  In addition, Mr. Feiertag has 2,500 shares of restricted stock that vest on July 24, 2011 and 12,180 shares of restricted stock that vest on July 30, 2012 if he remains employed with the Corporation through those dates, respectively.  The sum of performance shares and restricted shares was multiplied by $11.36, the closing price of Twin Disc shares on June 30, 2010, and the sum of performance stock units was multiplied by $11.53, the mean of the high and low selling prices of Twin Disc shares on June 30, 2010.

(3)
Of this amount, $130,167 is the value of six months of benefits beginning July 1, 2010 under the Corporation’s short-term disability program for salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier.  The remainder of this amount is the June 30, 2010 value of Mr. Feiertag’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vest upon termination of employment due to disability but are not payable until the date that Mr. Feiertag would have attained early or normal retirement age under the SERP.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Feiertag was involuntarily terminated for cause on June 30, 2010.
(5)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2010. These shares did not vest, due to performance targets not being met.
(6)
 Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (14,680) and performance stock (37,245) valued at $11.36 (the closing price of Twin Disc shares on June 30, 2010), and performance stock units (18,632) valued at $11.53 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2010).

(7)
Under the Change in Control Severance Agreement, Mr. Feiertag is entitled to 2.0 times the sum of his base salary plus his most recent bonus as a severance payment ($997,250), plus benefit continuation ($13,700) for 24 months.  As there was no bonus earned in FY2010, the figure is based on the bonus awarded in FY2008, the most recently awarded annual bonus, as per the terms of the Change in Control Severance Agreement.

H. Claude Fabry
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	(10) Total ($)
Normal Retirement prior to a Change in Control	Paid through last day worked	$0	$0	$89,899 (2)	$0	$89,899
Death	Paid through last day worked	$0	$0	$240,976 (3)	$0	$240,976
Disability	Paid through last day worked	$0	$0	$ 240,976 (3)	$43,967 (4)	$284,943
Termination for Cause	Paid through last day worked	$0	$0	$0 (5)	$416,770 (6)	$416,770
Voluntary Termination Prior to Retirement (6)	Paid through last day worked	N/A	N/A	N/A	N/A	N/A
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$0	$348,191 (8)	$642,334 (9)	$990,525
(1)	The Corporate Incentive Plan was suspended for FY2010; thus Mr. Fabry would not be eligible for a bonus payment for FY2010.
(2)
The value was calculated by adding 0% of the performance awards payable for the performance period ending on June 30, 2010 (0), plus 2/3rds of the performance awards payable for the performance period ending June 30, 2011 (5,333) plus 1/3rd of the awards payable for the performance period ending June 30, 2012 (2,580).  This assumes that the performance awards did not vest in 2010 due to targets not being met, and assumes achievement of target performance levels in FY2011 and FY2012.  The total was multiplied by $11.36, the closing price of Twin Disc shares on June 30, 2010.

(3)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  The value was calculated by adding 100% of the maximum performance awards payable for the performance period ending on June 30, 2010 (6,751), plus 2/3rds of the maximum performance awards payable for the performance period ending June 30, 2011 (6,400) plus 1/3rd of the maximum performance awards payable for the performance period ending June 30, 2012 (3,096).  In addition, this value includes 4,882 shares of restricted shares which vest on June 30, 2012.  The sum of performance shares and restricted shares was multiplied by $11.36, the closing price of Twin Disc shares on June 30, 2010, and the sum of performance stock units was multiplied by $11.53, the mean of the high and low selling prices of Twin Disc shares on June 30, 2010.

(4)	This amount is two-month’s salary under Mr. Fabry’s management contract, after which benefits are provided by a fully-insured disability plan.
(5)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Fabry was involuntarily terminated for cause on June 30, 2010.
(6)	Value of severance indemnity benefit included in Mr. Fabry’s management contract.
(7)	Mr. Fabry is retirement eligible, so all benefits would be payable under the retirement section.
(8)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (4,882) and performance stock (17,072) valued at $11.36 (the closing price of Twin Disc shares on June 30, 2010), and performance stock units (8,568) valued at $11.53 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2010)..

(9)
Under the Change in Control Severance Agreement, Mr. Fabry is entitled to 1.5 times his base salary plus his most recent bonus as severance payments ($629,891), plus benefit continuation for 24 months ($12,443).  As there was no bonus earned in FY2010, the figure is based on the bonus awarded in FY2008, the most recently awarded annual bonus, as per the terms of the Change in Control Severance Agreement.  The Belgian operation provides Mr. Fabry with supplemental hospitalization benefits.

(10)	Any benefits payable in Euro have been translated to dollars at the average currency exchange rate for FY2010 of 1.39232.

Director Compensation

The following table summarizes information regarding the compensation received by each of our non-employee Directors during FY2010:

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Michael Doar	2010	44,500	17,532	7,328				69,360
John Mellowes	2010	54,000	17,532	7,328				78,860
Malcolm Moore	2010	54,000	17,532	7,328				78,860
David Rayburn	2010	55,500	17,532	7,328				80,360
Michael Smiley	2010	9,250						9,250
Harold Stratton II	2010	58,500	17,532	7,328				83,360
David Zimmer	2010	60,000	17,532	7,328				84,860

(1)	Values computed in accordance with Financial Accounting Standards Board ASC Topic 718.

Current Director Compensation Plan

Outside Directors of the Corporation (i.e., non-Corporation employees) are paid an annual retainer of $25,000.  In addition, outside Directors receive a $1,500 fee for each board meeting and each committee meeting attended and $5,000 per year for serving as a committee chairman.  Directors who are officers do not receive any fees in addition to their remuneration as officers.  The last increase in Director retainers or Committee fees occurred in November of 2006.

Outside Directors are eligible to participate in the 2004 Stock Incentive Plan for Non-Employee Directors. Under the 2004 Plan, each outside Director who is elected or re-elected to the Board at an annual meeting, and each outside Director who continues to serve on the Board following an annual meeting, receive a grant of 1,200 options and 1,200 shares of restricted stock as of the annual meeting date.  The restricted stock grants vests in equal 1/3 increments from the date of grant.  Options are granted with an exercise price equal to the closing price per share of the Corporation’s common stock as of the date of grant.

Director stock ownership guidelines are in place for the outside Directors of the Corporation.  These guidelines set a target ownership level of three times the Director annual retainer fee.  Directors have a period of four years to attain their targeted ownership level.  The Compensation Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.

Outside Directors who reach the age of 71 or who retire from full-time employment may be required to retire from the Board of Directors effective as of the completion of their current term. Retired outside Directors are entitled to an annual retirement benefit equal to the sum of:

a) The annual retainer at the time of retirement.
b) Six (6) Director Meeting fees at the rate prevailing at the time of retirement.

The benefit is payable for a term equal to the Director’s years of service or life, whichever is shorter.

New Director Compensation Plan

Assuming shareholder approval of the “Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors,” the form and amount of Director compensation will change after the October 2010 annual meeting.  The changes that will take effect if that plan is approved are as follows:

•
Outside Directors will be paid a retainer fee equal to $90,000 composed of both cash and restricted shares of Twin Disc stock.  The mix of cash and stock will be determined by the Board of Directors on an annual basis.  The cash portion of the retainer will be paid quarterly, while the stock portion of the retainer will be awarded annually, at the annual shareholders meeting in October.  The restricted shares will vest as of the subsequent annual shareholders meeting.

•	For FY2011, the Board has approved that the annual retainer will be paid in a 50/50 mix of cash and restricted stock.

•
In addition to the annual retainer, committee chairs will be paid an annual fee of $5,000.  The chair of the Audit Committee will receive a $10,000 additional annual fee, due to the larger responsibility of the position.

•
Director stock ownership guidelines are in place for the outside Directors of the Corporation.  These guidelines will set a target ownership level of two times the value of the Director annual retainer fee, exclusive of committee chair fees.  Directors will have a period of four years to attain their targeted ownership level.  The Compensation Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.

•
Outside Directors who reach the age of 71 or who retire from full-time employment may be required to retire from the Board of Directors effective as of the completion of their current term.  Retired outside Directors will be entitled to an annual retirement benefit equal to the 50% of the total annual retainer amount, exclusive of committee chair fees.  Retirement benefits will be payable for a term equal to the Director’s years of service or life, whichever is shorter.

If the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors is not approved by the shareholders at the October 2010 annual meeting of shareholders, the form and amount of outside Director compensation will not change.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement and the Corporation’s annual report on Form 10-K.

Members of the Compensation Committee:

John A. Mellowes, Chair
David B. Rayburn
David R. Zimmer

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference therein.

The Audit Committee charter reflects standards set forth in SEC regulations and NASDAQ Stock Market rules.  All members of the Audit Committee are independent, as defined in Rule 5605 of the listing standards of the NASDAQ Stock Market.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter.  To carry out its responsibilities, the Committee met five times during fiscal 2010.

As part of its responsibilities, and as set forth in its charter, the Audit Committee met with both management and the Corporation's independent accountants to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent accountants.  The Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance” and SEC Regulation S-X, Rule 2-07, “Communication with Audit Committees.”

The Committee received the written disclosures and the letter required from the independent accountants pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence.  The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation's annual report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the Securities and Exchange Commission.

Audit Committee
David R. Zimmer, Chair
Michael Doar
Malcolm F. Moore
Michael C. Smiley
Harold M. Stratton II

July 30, 2010

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding the Corporation’s equity-based compensation plans as of the end of the most recently completed fiscal year:

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Price of Outstanding Options, Warrants and Rights	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	325,608 (1)	$6.69	242,232
Equity Compensation Plans Not Approved By Shareholders	0	N/A	0
TOTAL	325,608 (1)	$6.69	242,232

(1)
Includes 15,800 incentive stock options and 100,200 non-qualified stock options awarded under the Twin Disc, Incorporated 1998 Incentive Compensation Plan and the 1998 Stock Option Plan for Non-Employee Directors, and 40,800 non-qualified stock options awarded under the Twin Disc, Incorporated 2004 Stock Incentive Plan for Non-Employee Directors.  No further awards may be made under either of the 1998 plans referenced above.  Also includes 168,808 shares of performance stock that may be issued as of June 30, 2011 and June 30, 2012 under the Twin Disc, Incorporated 2004 Stock Incentive Plan (as amended), assuming the maximum performance goals are achieved.  As of June 30, 2010, the Corporation believes that it is unlikely that the threshold performance goals will be achieved.  Because performance stock awards do not have an exercise price, the weighted-average exercise price does not take performance stock awards into account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Corporation’s Directors, executive officers and 10% shareholders to file reports of ownership and changes in ownership of Twin Disc stock.  Based solely on a review of the copies of such forms furnished to the Corporation and representations from executive officers and Directors, the Corporation believes that during the period from July 1, 2009 to June 30, 2010, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten (10%) beneficial owners were properly filed with the Securities and Exchange Commission.

GENERAL

The Corporation will bear the cost of the solicitation of proxies.  The firm of Georgeson Inc., New York, NY has been retained to assist in solicitation of proxies for the Annual Meeting at a fee not to exceed $8,500 plus expenses.

Management does not know of any other business to come before the meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote upon such matters in their discretion in accordance with the authorization of the proxy.

If you do not contemplate attending in person, we respectfully request that you fill in, sign and return the accompanying proxy at your earliest convenience.  However, remember that in order to have your proxy validated, it must be delivered to the Secretary either in person, by mail, or by messenger, and it must be received by the Secretary not less than forty-eight (48) hours prior to the date of the meeting.  Alternatively, shareholders may transmit voting instructions via the Internet by accessing www.proxyvoting.com/twin or by telephone at 1-866-540-5760.

APPENDIX A

TWIN DISC, INCORPORATED 2010 LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

1.1           Purpose.  The purpose of the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (the "Plan") is to promote the overall financial objectives of Twin Disc, Incorporated (the "Company") and its majority owned subsidiaries ("Subsidiaries") by providing opportunities for the officers and key employees selected to participate in the Plan (each a “Participant”) to acquire Common Stock of the Company ("Common Stock"), and to receive Common Stock or cash bonuses upon attainment of specified financial goals of the Company or its Subsidiaries.  The Plan gives the Compensation Committee of the Company's Board of Directors, or such other committee as the Board of Directors shall designate (the "Committee"), the authority and discretion to award stock options, stock appreciation rights, restricted stock awards, cash-settled restricted stock unit awards, performance stock awards, performance stock unit awards, and/or performance unit awards (collectively, "Awards") to eligible employees of the Company.

ARTICLE II

EFFECTIVE DATE AND TERM

2.1           Effective Date.  The Plan shall become effective on the date that it is approved by a majority of the outstanding shares of Common Stock of the Company (the “Effective Date”), provided that such approval occurs within twelve months after the date that the Plan is adopted by the Company's Board of Directors (the "Board").

2.2           Term.  No Award may be granted more than ten years after the Effective Date.

2.3           Post-Term Activity.  Awards granted within the term of the Plan as set forth in Section 2.2, subject to the all other terms and conditions of the Plan and the agreement(s) governing the grant of the Awards, may be exercised, paid out, or modified more than ten years after the adoption of the Plan.  Restrictions on Restricted Stock and Cash-Settled Restricted Stock Units may lapse more than ten (10) years after the Effective Date.

ARTICLE III

STOCK SUBJECT TO PLAN

3.1           Maximum Number.  The maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 650,000, subject to the adjustments provided in Article X, below.  Such shares may be newly-issued shares, authorized but unissued shares or shares reacquired by the Company on the open market or otherwise.  Because Cash-Settled Restricted Stock Units and Performance Stock Units are payable only in cash, the number of such Cash-Settled Restricted Stock Units and Performance Stock Units shall not count against the 650,000 maximum described in this paragraph.

3.2           Availability of Shares for Award.  Shares of Common Stock that are subject to issuance pursuant to an Award may thereafter be subject to a new Award:

(a)	if the prior Award to which such shares were subject lapses, expires or terminates without the issuance of such shares; or

(b)
shares issued pursuant to an Award are reacquired by the Company pursuant to rights reserved by the Company upon the issuance of such shares; provided, that shares reacquired by the Company may only be subject to new Awards if the Participant received no benefit of ownership from the shares.

Notwithstanding the foregoing, shares of Common Stock that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may not be made subject to issuance pursuant to a later Award.

ARTICLE IV

ADMINISTRATION

4.1           General Administration.  The Committee shall supervise and administer the Plan.  The Committee shall have discretionary authority to determine all issues with respect to the interpretation of the Plan and Awards granted under the Plan, and with respect to all Plan administration issues.

4.2           Powers of the Committee.  Subject to the terms of the Plan and applicable law (including but not limited to the Sarbanes-Oxley Act of 2002, as amended), the Committee shall have the authority, in its discretion: (i) to prescribe, amend and rescind rules and regulations relating to the Plan; (ii) to select the eligible employees who shall receive Awards under the Plan; (iii) to grant Awards under the Plan and to determine the terms and conditions of such Awards, including without limitation the authority to determine the number of shares subject to issuance with respect to any Award, the vesting or exercise schedule of any Award, and the specific performance goals that shall cause an Award to vest or become payable; (iv) to determine the terms and conditions of the respective agreements (which need not be identical) pursuant to which Awards are granted, and (with the consent of the holder thereof) to modify or amend any Award; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of any Award; (vi) to determine the exercise price per share of options granted under the Plan; (vii) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements; (viii) to decide whether a Stock Appreciation Right Award shall be settled in cash or Common Stock; (ix) to determine the remaining number of shares of Common Stock available for issuance under the Plan; (x) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; (xi) to interpret the Plan and/or any agreement entered into under the Plan; and (xii) to make all other determinations necessary or advisable for the administration of the Plan.

4.3           Committee.  The Committee shall consist of at least three directors, each of whom shall be a "non-employee director" as that term is defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").  A majority of the members of the Committee shall constitute a quorum at any meeting thereof (including telephone conference), and all determinations of the Committee shall be made by a majority of the members present, or by a writing by a majority of the members of the entire Committee without notice or meeting.

4.4           Compliance with Code Section 409A.  All Awards under this Plan shall be structured in a manner to comply with the requirements of Code Section 409A, or to be exempt from the application of Code Section 409A.

ARTICLE V

ELIGIBILITY

5.1           Eligibility.  An Award may be granted under the Plan to those key employees (including officers) of the Company or its present or future Subsidiaries who, in the opinion of the Committee, are mainly responsible for the success and future growth of the Company and/or any of its Subsidiaries.

ARTICLE VI

AWARDS

6.1           Types of Awards.  Awards under the Plan may be granted in any one or a combination of the following:

(a)
Stock Options.  An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Option.  The agreement governing the award of an option shall designate whether such option is intended to be an incentive stock option or a non-qualified stock option, and to the extent that any stock option is not designated as an incentive stock option (or even if so designated does not qualify as an incentive stock option), it shall constitute a non-qualified stock option.  The maximum number of Options that may be granted to any Participant during any fiscal year of the Company is 50,000, subject to the adjustments provided in Article X, below.

(i)
Exercise Price.  The exercise price per share of the Common Stock purchasable under an Option shall be determined by the Committee, but shall not be less than the fair market value per share of Common Stock on the date the option is granted (or, if the Option is intended to qualify as an incentive stock option, not less than 110% of the such fair market value if the option is granted to an individual who owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock or the Company, a corporation which is the parent of the Company or and subsidiary of the Company (each as defined in Section 424 of the Code) (a "10% Shareholder")).  For this and all other purposes under the Plan, the fair market value shall be the mean between the highest and lowest quoted selling prices per share of Common Stock on the NASDAQ Stock Market on the date of grant; provided, that if the Common Stock ceases to be listed on the NASDAQ Stock Market, the Committee shall designate an alternative method of determining the fair market value of the Common Stock.

(ii)
Option Period.  An Option shall be exercisable at such time and subject to such terms and conditions as shall be determined by the Committee.  An option that is intended to qualify as an incentive stock option shall not be exercisable more than ten years after the date it is granted (or five years after the date it is granted, if granted to a 10% Shareholder).

(b)
Stock Appreciation Rights.  A Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor the amount described in Section 6.1(b)(i)(3) or 6.1(b)(ii) below, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Stock Appreciation Right.  Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option under this Plan ("Tandem SAR's"), or may be granted on a stand-alone basis ("Stand Alone SAR's").  The maximum number of Stock Appreciation Rights that may be granted to any Participant during any fiscal year of the Company is 50,000, subject to the adjustments provided in Article X, below.

(i)           Tandem SAR's.

(1)	Grant. Tandem SAR's may be granted in connection with non-qualified or incentive stock options, but may only be granted at the time of grant of such associated Options.

(2)	Term. A Tandem SAR shall have the same term as the Stock Option to which it relates and shall be exercisable only at such time or times and to the extent the related Stock Option would be exercisable.

(3)
Exercise.  Upon the exercise of a Tandem SAR, the Participant shall be entitled to receive an amount in cash equal in value to the excess of the fair market value per share of Common Stock on the date of exercise over the Option Price per share of Common Stock as specified in the agreement governing the Tandem SAR, multiplied by the number of shares in respect to which the Tandem SAR is exercised.  The exercise of Tandem SAR's shall require the cancellation of a corresponding number of Stock Options to which the Tandem SAR's relate, and the exercise of Stock Options shall require the cancellation of a corresponding number of Tandem SAR's to which the Stock Options relate.

(4)
Expiration or Termination.  A Tandem SAR shall expire or terminate at such time as the Stock Option to which it relates expires or terminates, unless otherwise provided in the agreement governing the grant of the Tandem SAR.

(ii)
Stand Alone SAR's.  A Stand Alone SAR may be granted at such time and for such term as the Committee shall determine, and shall be exercisable at such time as specified in the agreement governing the grant of the Stand Alone SAR.  Upon exercise of a Stand Alone SAR, the Participant shall be entitled to receive, in cash, Common Stock, or a combination of both (as determined by the Committee), an amount equal to the fair market value per share of Common Stock over a value specified in the agreement governing the grant of the Stand Alone SAR (which value shall not be less than the fair market value per share of Common Stock on the date the Stand Alone SAR is awarded), multiplied by the number of shares in respect to which the Stand Alone SAR is exercised.

(c)
Restricted Stock Awards.  Restricted Stock consists of shares of Common Stock that are transferred or sold to the Participant, but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event of employment termination.  The minimum restriction on shares of Restricted Stock shall be one year of continued service by the Participant, although the Committee may impose longer service requirements and/or additional restrictions.  Until such restrictions lapse, the Participant may not sell, assign, pledge or otherwise transfer, whether voluntarily or involuntarily, the Restricted Stock.  A sale of Restricted Stock to a Participant shall be at such price as the Committee determines which price may be substantially below the fair market value of the Common Stock at the date of grant.

(i)
Lapse of Restrictions.  The Committee shall establish the conditions under which the restrictions applicable to shares of Restricted Stock shall lapse.  Lapse of the restrictions may be conditioned upon continued employment of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Committee deems appropriate.

(ii)
Rights of Holder of Restricted Stock.  Except for the restrictions on transfer and/or the Company's option to repurchase the Restricted Shares, the Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash or stock dividends.  Unless otherwise determined by the Committee and subject to the terms of the Plan, cash or stock dividends on shares of Restricted Stock shall be automatically deferred, and shall be paid to the Participant as soon as practicable after the restrictions on the shares of Restricted Stock to which such dividends relate lapse (but no later than the 15th day of the third month of calendar year after the calendar year in which such restrictions lapse).  Cash dividends shall be paid with an appropriate rate of interest, as determined by the Committee.

(iii)
Certificates.  The Company may require that the certificates evidencing shares of Restricted Stock be held by the Company until the restrictions thereon have lapsed.  If and when such restrictions lapse, certificates for such shares shall be delivered to the Participant.  Such shares may have further restrictions on transfer if they have not been registered under the Exchange Act, but shall no longer be subject to a substantial risk of forfeiture.

(d)
Cash-Settled Restricted Stock Unit Awards.  Cash-Settled Restricted Stock Units consist of the right to receive a cash payment upon the lapse of a substantial risk of forfeiture.  The minimum restriction on Cash-Settled Restricted Stock Units shall be one year of continued service by the Participant, although the Committee may impose longer service requirements and/or additional restrictions.  The cash payment for each Cash-Settled Restricted Stock Unit that vests upon the lapse of the substantial risk of forfeiture shall be equal to the fair market value of a share of Common Stock as of the date the substantial risk of forfeiture lapses.

(i)
Lapse of Restrictions.  The Committee shall establish the conditions under which the restrictions applicable to Cash-Settled Restricted Stock Units shall lapse.  Lapse of the restrictions may be conditioned upon continued employment of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Committee deems appropriate.

(ii)
Timing of Payments.  Payments of amounts due under Cash-Settled Restricted Stock Units shall be made as soon as practicable after the applicable restrictions lapse, but no later than the 15th day of the third month of the calendar year after the calendar year in which such restrictions lapse.

(e)
Performance Stock Awards.  Performance Stock Awards are artificial shares that are contingently granted to a Participant, which entitle the Participant to actual shares of Common Stock, if predetermined objectives are met.  Because the payment of a Performance Stock Award is based on a predetermined number of shares of Common Stock, the value of the award may increase or decrease depending on the fair market value of the Common Stock after the date of grant.  The maximum number of shares of Performance Stock that may be granted to any Participant during any fiscal year of the Company is 100,000, subject to the adjustments provided in Article X, below.

(i)
Performance Goals.  The Committee shall establish one or more performance goals with respect to each grant of a Performance Stock Award.  The performance goals may be tailored to meet specific objectives.  The performance criteria upon which payment or vesting of a Performance Stock Award intended to qualify for the exemption under Code Section 162(m) will be based upon one or more of the following, whether in absolute, relative or comparative terms, as determined by the Committee:  gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return.  The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods.  In the case of Performance Stock Awards that are not intended to qualify for the exemption under Code Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.  In addition, performance goals may relate to attainment of specified objectives by the Participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)
Certification of Satisfaction of Performance Goals.  Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved.  Such certification shall occur, and any applicable transfer of shares of Common Stock shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(f)
Performance Stock Unit Awards.  A Performance Stock Unit shall entitle the Participant to receive a cash payment equal to the fair market value of a share of Common Stock of the Company as of the Vesting Date, if predetermined objectives are met.  The “Vesting Date” shall be the last day of the performance period for which a performance goal is established.  The maximum number of Performance Stock Units that may be granted to any Participant during any fiscal year of the Company is 200,000, subject to the adjustments provided in Article X, below.

(i)
Performance Goals.  The Committee shall establish one or more performance goals with respect to each grant of a Performance Stock Unit.  The performance goals may be tailored to meet specific objectives.  The performance criteria upon which payment or vesting of a Performance Stock Unit intended to qualify for the exemption under Code Section 162(m) will be based upon one or more of the following, whether in absolute, relative or comparative terms, as determined by the Committee:  gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return.  The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods.  In the case of Performance Stock Units that are not intended to qualify for the exemption under Code Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.  In addition, performance goals may relate to attainment of specified objectives by the Participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)
Certification of Satisfaction of Performance Goals.  Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved.  Such certification shall occur, and any applicable payments shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(g)
Performance Unit Awards.  Performance Unit Awards entitle the participant to cash payments (or, at the election of the Committee, their equivalent in shares of Common Stock), if predetermined objectives are met.  Because the payment of a Performance Unit Award is based on a predetermined cash amount, the value of each unit remains constant and does not fluctuate with changes in the market value of the Common Stock.  The maximum amount that may be paid to any Participant in any fiscal year of the Company pursuant to an award of Performance Units shall be $500,000.00.

(i)
Performance Goals.  The Committee shall establish one or more performance goals with respect to each grant of a Performance Unit Award.  The performance goals may be tailored to meet specific objectives.  The performance criteria upon which payment or vesting of a Performance Unit Award intended to qualify for the exemption under Code Section 162(m) will be based upon one or more of the following, whether in absolute, relative or comparative terms, as determined by the Committee:  gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return.  The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods.  In the case of Performance Unit Awards that are not intended to qualify for the exemption under Code Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.  In addition, performance goals may relate to attainment of specified objectives by the participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)
Certification of Satisfaction of Performance Goals.  Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved.  Such certification shall occur, and any applicable payments shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

6.2           Written Agreements.  Each Award granted under the Plan shall be evidenced by a written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant.  Until such agreement has been entered into between the Company and the Participant, the Participant shall have no rights in any Award approved by the Committee.

6.3           Application of Code Section 162(m).  Code Section 162(m) prohibits a publicly-held corporation from taking a deduction for remuneration paid to certain employees in excess of $1,000,000.  Code Section 162(m)(4)(C) provides that remuneration payable solely on account of the attainment of one or more performance goals is not counted toward this limitation, but only if certain conditions are satisfied.  To the extent that any Award is intended to satisfy the exception contained in Code Section 162(m)(4)(C), the following shall apply to such Award:

(a)
Determination of Performance Goals.  The performance goals pursuant to which an Award is made must be determined by a committee of the Board comprised solely of two or more "outside directors," as that term is defined under Code Section 162 and the regulations thereunder (the "Outside Directors Committee").  The Committee may serve as the Outside Directors Committee if it meets these requirements.  The performance goals established by the Outside Directors Committee must be objective, and remuneration intended to be excepted under Code Section 162(m)(4)(C) must be contingent upon the attainment of the performance goals.  Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions or departments of the Company or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for a performance period, the Outside Directors Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principals including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company's financial statements and notes thereto or management's discussion and analysis of financial condition and results of operations contained in the Company's most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act; provided, that the Outside Directors Committee shall have no discretion with respect to any Award intended to qualify as "performance-based" compensation under Code Section 162(m) if the exercise of such discretion or the ability to exercise such discretion would cause such Award to fail to qualify as "performance-based" compensation under Code Section 162(m).

(b)
Approval of Performance Goals.  The material terms under which the remuneration is to be paid, including the performance goals, are disclosed to shareholders and approved by a majority of the vote in a separate shareholder vote before the payment of such remuneration.

(c)	Certification of Satisfaction of Performance Goals. The Outside Directors Committee must certify that the performance goals and any other material terms and conditions were in fact satisfied.

(d)	Satisfaction of Code Section 162(m). In all other respects, the requirements of Code Section 162(m)(4)(C) and the regulations thereunder must be satisfied.

ARTICLE VII

PAYMENT FOR AWARDS

7.1           General.  Payments required, if any, upon a Participant's exercise of an Award under the Plan may be made in the form of: (i) cash; (ii) Company stock; (iii) a combination of cash and Company stock; or (iv) such other forms or means that the Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and the Code, the Exchange Act, or other applicable laws or regulations.

ARTICLE VIII

EFFECT OF TERMINATION OF EMPLOYMENT ON BENEFITS

8.1           Termination by Reason of Death.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant incurs termination of employment due to death:

(a)           Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereafter be fully exercisable (whether or not such Options or Stock Appreciation Rights were fully vested at the time of the Participant's death) by the deceased Participant’s estate or by a person who acquired the right to exercise the Option or Stock Appreciation Right by bequest or inheritance for a period of one year immediately following the date of death, or until the expiration of the Option or Stock Appreciation Right if shorter.

(b)
Any restrictions on shares of Restricted Stock shall lapse and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall be fully vested in the Restricted Stock.

(c)
Any restrictions on Cash-Settled Restricted Stock Units shall lapse, and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a cash payment for each Cash-Settled Restricted Stock Unit equal to the fair market value per share of Common Stock on the NASDAQ Stock Market as of the date of the Participant’s death.

(d)
The Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards.  The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her death relative to the period for which performance is measured, and shall be determined as if the maximum performance objective had been attained.  Such payment shall be made as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

8.2           Termination by Reason of Disability.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant incurs termination of employment due to disability:

(a)
Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereafter be fully exercisable (whether or not such Options or Stock Appreciation Rights were fully vested at the time the Participant became disabled) for a period of three years (except for incentive stock options, in which case the period shall be one year) immediately following the date of such termination of employment, or until the expiration of the Option or Stock Appreciation Right if shorter.  The Participant's death at any time following such termination due to disability shall not affect the foregoing.  In the event of termination due to disability, if an incentive stock option is exercised more than one year after such termination of employment (or such other time period as may apply under Section 422 of the Code), such Option shall thereafter be treated as a non-qualified stock option.

(b)	Any restrictions on shares of Restricted Stock shall lapse and the Participant shall be fully vested in the Restricted Stock.

(c)
Any restrictions on Cash-Settled Restricted Stock Units shall lapse, and the Participant shall receive a cash payment for each Cash-Settled Restricted Stock Unit equal to the fair market value per share of Common Stock on the NASDAQ Stock Market as of the date of the Participant’s termination of employment.

(d)
The Participant shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards.  The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her termination of employment due to disability relative to the period for which performance is measured, and shall be determined as if the maximum performance objective had been attained. Such payment shall be made as soon as practicable following the Participant’s termination of employment, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant terminates employment.

Unless otherwise defined in the agreement governing the grant of an Award, "disability" shall mean a mental or physical illness or injury that entitles the Participant to receive benefits under the long term disability plan of the Company or a Subsidiary, or if the Participant is not covered by such a plan, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or a Subsidiary.  Notwithstanding the foregoing, a "disability" shall not qualify under the Plan if it is the result of: (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred, while participating in a criminal offense.  The determination of disability shall be made by the Committee.  The determination of disability for purposes of the Plan shall not be construed as an admission of disability for any other purpose.

8.3           Voluntary Termination Before Retirement or Termination for Cause.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant voluntarily terminates his or her employment before retirement or is terminated for cause:

(a)
Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall immediately terminate.  The death or disability of the Participant after such a termination of employment shall not renew the exercisability of any Option or Stock Appreciation Right.

(b)
All shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

(c)
All Cash-Settled Restricted Stock Units still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's Cash-Settled Restricted Stock Units.

(d)	All Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards shall be forfeited by the Participant to the Company.

Unless otherwise defined in the agreement governing the grant of an Award, "termination for cause" shall mean termination because of (i) any act or failure to act deemed to constitute cause under the Company's established practices policies or guidelines applicable to the Participant or (ii) the Participant's act or omission constituting gross misconduct with respect to the Company or a Subsidiary in any material respect.

8.4           Other Termination.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant's employment terminates for any reason (including retirement) other than the reasons listed in Section 8.1 through 8.3 above:

(a)
Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereupon terminate, except that any such Option or Stock Appreciation Right, to the extent vested on the date of the Participant's termination, may be exercised by the Participant for a period of three years (except for incentive stock options, in which case the period shall be (3) three months) immediately following the date of such termination of employment, or until the expiration of the Option or Stock Appreciation Right if shorter.  The death or disability of the Participant after such a termination of employment shall not extend the time permitted to exercise an Option or Stock Appreciation Right.

(b)
All shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

(c)
All Cash-Settled Restricted Stock Units still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's Cash-Settled Restricted Stock Units.

(d)
The Participant shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards if and when the performance goals are achieved.  The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her termination of employment relative to the period for which performance is measured, and the extent to which the performance goals are achieved as certified by the Committee.  Such payment shall be made as soon as practicable following the completion of the of the period for which performance goals have been established, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

Unless otherwise defined in the agreement governing the grant of an Award, "retirement" shall mean the Participant's termination of employment after attaining either age 65, or age 60 with the accrual of 10 years of service.

ARTICLE IX

NONTRANSFERABILITY

9.1           General.  Unless otherwise provided in an agreement governing the grant of an Award, a Participant's rights shall be exercisable during the Participant's lifetime only by the Participant, and no Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; provided, that Options and Stock Appreciation Rights are transferable by will or pursuant to the laws of descent and distribution.

ARTICLE X

ADJUSTMENT PROVISIONS

10.1           Changes in Capitalization.  If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, split-up, spin-off, or similar transactions):

(a)
the total number of shares reserved for issuance under this Plan, the number of shares covered by or subject to each outstanding Award, the number of outstanding Cash-Settled Restricted Stock Units and the number of outstanding Performance Stock Units, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed; and

(b)
the maximum number of Options, Stock Appreciation Rights, Performance Stock Units and shares of Performance Stock that may be granted to any Participant in any fiscal year of the Company shall be proportionately adjusted to reflect the increase or decrease in the issued shared of Common Stock.

10.2           Reorganization, Sale, etc..  Awards granted hereunder may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation or similar circumstances.

10.3           Substitutions and Assumptions.  If the Company acquires an entity which has issued and outstanding stock options or other rights, the Company may substitute stock options or rights for options or rights of such entity, including options or other rights to acquire stock at less than 100% of the fair market price of the stock at grant.  The number and kind of such stock options and other rights shall be determined by the Committee and the total number of shares reserved for issuance under this Plan shall be appropriately adjusted consistent with such determination and in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the Awards granted to, or available for, present or future Participants of this Plan.  The number of shares reserved for issuance pursuant to Article III may be increased by the corresponding number of options or other benefits assumed, and, in the case of a substitution, by the net increase in the number of shares subject to options or other benefits before and after the substitution.

ARTICLE XI

AMENDMENT AND TERMINATION OF PLAN

11.1           General.  The Board, without further approval of the Company's shareholders, may amend the Plan from time to time or terminate the Plan at any time, provided that:

(a)	no action authorized by this Article shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent; and

(b)
no amendment of the Plan shall, without the approval of the Company's shareholders, (i) increase the total number of shares of Common Stock that may be issued under the Plan or increase the amount or type of Awards that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of Common Stock that may be made subject to Awards under the Plan; (iii) modify the requirements as to eligibility for an Award under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

ARTICLE XII

MISCELLANEOUS

12.1           Unfunded Status of Plan.  It is intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provides, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

12.2           Withholding Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award or with respect to any exercise of any Option or Stock Appreciation Right granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld.  Such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award or that is received upon the exercise of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.  If the Participant disposes of shares of Common Stock acquired pursuant to an incentive stock option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant.

12.3           No Guaranty of Employment.  Nothing herein shall be construed to constitute a contract of employment between the Company or Subsidiary and the Participant.  Except as may be provided in a written contract, the Company or Subsidiary and each of the Participants continue to have the right to terminate the employment relationship at any time for any reason.

12.4           Controlling Law.  The Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin (other than its law respecting choice of law).  The Plan shall be construed to comply with all applicable law and to avoid liability to the Company or a Subsidiary, including, without limitation, liability under Section 16(b) of the Exchange Act.

12.5           Headings.  The headings contained in the Plan are for reference purposes only, and shall not affect the meaning or interpretation of the Plan.

12.6           Severability.  If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

12.7           Successors and Assigns.  This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company.  All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

12.8           Entire Agreement.  This Plan and any agreements governing the grant of Awards hereunder to any Participant constitute the entire agreement with respect to the subject matter hereof with respect to such Participant, provided that in the event of any inconsistency between the Plan and any such agreement(s), the terms and conditions of the Plan shall control.

A-

APPENDIX B

TWIN DISC, INCORPORATED 2010 STOCK INCENTIVE PLAN
 FOR NON-EMPLOYEE DIRECTORS

ARTICLE I

PURPOSE

1.1   Purpose.  The purpose of the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors (the “Directors’ Plan” or “Plan”) is to promote the financial interests of Twin Disc, Incorporated (the “Company”) and its shareholders by providing non-employee members of the Company’s Board of Directors (each a “Participant”) the opportunity to acquire Common Stock of the Company (“Common Stock”), thereby assisting the Company in its efforts to attract and retain well qualified individuals to serve as directors and further aligning the interests of such directors with those of the Company’s shareholders.  Common Stock under the Plan will be made available to Participants as either options to purchase Common Stock (“Options”), Common Stock with certain imposed restrictions as defined herein (“Restricted Stock”) or cash payments valued by reference to the Company’s Common Stock that are awarded with a substantial risk of forfeiture attached (“Cash-Settled Restricted Stock Units) (collectively, “Awards”).  Options granted under the Directors’ Plan are not intended to meet all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Directors’ Plan shall be construed so as to carry out that intent.

ARTICLE II

EFFECTIVE DATE AND TERM

2.1           Effective Date.  The Directors’ Plan shall become effective on the date that it is approved by shareholders holding a majority of the outstanding shares of Common Stock of the Company (the “Effective Date”).

2.2   Term.  No Option may be granted or Restricted Stock or Cash-Settled Restricted Stock Unit awarded more than ten (10) years after the Effective Date.

2.3           Post-Term Activity.  Options granted within the term of the Plan as set forth in Section 2.2, subject to the all other terms and conditions of the Plan and the agreement(s) governing the grant of the Options, may be exercised, paid out, or modified more than ten years after the Effective Date. Restrictions on Restricted Stock and Cash-Settled Restricted Stock Units may lapse more than ten (10) years after the Effective Date.

ARTICLE III

STOCK SUBJECT TO PLAN

3.1           Maximum Number.  The maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 250,000 subject to the adjustments provided in Article XII, below.  Such shares may be newly-issued shares, authorized but unissued shares or shares reacquired by the Company on the open market or otherwise.  Because Cash-Settled Restricted Stock Units are payable only in cash, the number of such Cash-Settled Restricted Stock Units shall not count against the 250,000 maximum described in this paragraph.

3.2           Availability of Shares for Award.  Shares of Common Stock that are subject to issuance pursuant to an Award may thereafter be subject to a new Award:

(a)	if the prior Award to which such shares were subject lapses, expires or terminates without the issuance of such shares; or

(b)
shares issued pursuant to an Award are reacquired by the Company pursuant to rights reserved by the Company upon the issuance of such shares; provided, that shares reacquired by the Company may only be subject to new Awards if the Participant received no benefit of ownership from the shares.

Notwithstanding the foregoing, shares of Common Stock that are received by the Company in connection with the exercise of an Option, including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may not be made subject to issuance pursuant to a later Option.

ARTICLE IV

ADMINISTRATION

4.1           General Administration.  The Company’s Board of Directors (the “Board”) will supervise and administer the Plan.

4.2           Powers.  Grants of Options under the Plan and the amount, price and timing of the awards to be granted will be discretionary with the Board as described in Article VI.  Awards of Restricted Stock and Cash-Settled Restricted Stock Units under the Plan and the amount and timing of the awards will be discretionary with the Board as described in Articles IX and XI. The determination of the portion of annual retainer fees to be paid in Restricted Stock shall be discretionary with the Board as described in Article X.  The Board shall have discretionary authority to determine all issues with respect to the interpretation of the Plan, Options granted under the Plan and Restricted Stock / Cash-Settled Restricted Stock Units awarded under the Plan, and with respect to all Plan administration issues.

4.3           Section 16 Compliance.  Transactions under this Directors’ Plan are intended to comply with all applicable conditions of the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  To the extent any provision of the Directors’ Plan or action of the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

4.4             Compliance with Code Section 409A.  All Awards under this Plan shall be structured in a manner to comply with the requirements of Code Section 409A, or to be exempt from the application of Code Section 409A.

ARTICLE V

ELIGIBILITY

5.1           Eligibility.  All present or future directors of the Company who are not employees of the Company shall be eligible to participate in the Directors’ Plan.

ARTICLE VI

OPTIONS

6.1           Grants of Options.  Options may be granted to Participants at the discretion of the Board.  An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Option.  In selecting individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Board shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan.

6.2           Exercise Price.  The exercise price per share shall be the fair market value per share of Common Stock on the date the Option is granted.  For this and all other purposes under the Plan, the fair market value shall be the closing price per share of Common Stock on the NASDAQ Stock Market on the date of grant.  If the Common Stock ceases to be listed on the NASDAQ Stock Market, the Board shall designate an alternative method of determining the fair market value of the Common Stock.

6.3           Option Period.  No Option granted under the Plan shall be exercisable unless and until shareholder approval of the Plan is obtained.  Following such approval, Options may be exercised in whole at any time or in part from time to time.  An Option shall not be exercisable more than ten years after the date it is granted, and will terminate no later than three years after termination of director status for any reason other than death.

6.4           Written Agreement.  Each Option shall be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant.  A single written agreement may cover the grant of Options in subsequent or prior years.

ARTICLE VII

PAYMENT FOR OPTIONS

7.1           General.  Payments required, if any, upon a Participant’s exercise of an Option under the Plan may be made in the form of: (i) cash; (ii) Company stock; (iii) a combination of cash and Company stock; or (iv) such other forms or means that the Board shall determine in its discretion and in such manner as is consistent with the Plan’s purpose and the Code, the Exchange Act, or other applicable laws or regulations.

ARTICLE VIII

TRANSFERABILITY OF OPTIONS AND EFFECT OF
TERMINATION OF DIRECTOR STATUS

8.1           General.  Except as provided herein, no Option or interest therein shall be transferable by a Participant other than by will or by the laws of descent and distribution.

8.2           Exercise Upon Death.  In the event of the death of a Participant prior to termination of an Option held by such director, each such Option shall be exercisable to the extent provided therein, but not later than one year after the date of death (and not beyond the stated duration of the Option).  Any such exercise shall be made only:

(a)           By the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(b)           To the extent, if any, that the deceased Participant was entitled to exercise such Option at the date of his death.

8.3           Transferability of Option During Lifetime.  Except as otherwise provided herein, every Option granted under the Plan to a Participant may be assigned or transferred by the Participant to or for the benefit of a member of the Participant’s immediate family or to trusts created for their benefit and may thereafter be exercised pursuant to its terms by the person or entity to whom assigned; provided, however, that such transfer does not result in liability under Section 16 of the Exchange Act to the Participant or other Participants and is consistent with registration of the Options and sale of Common Stock on Form S-8 (or a successor form) or the Board’s waiver of such condition.

8.4           Forfeiture.  Any unexpired and unexercised Options held by a Participant shall be immediately forfeited if the Participant is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or if, in the discretion of the Board, a Participant is no longer competent to serve on the Board due to the Participant’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

8.5           Resale Limitation.  Shares of Common Stock issued upon exercise of Options under the Plan are subject to effective registration statements filed with the Securities and Exchange Commission and are freely transferable.  However, any sale of shares acquired through the exercise of Options by a director must be made pursuant to an effective registration statement under the Securities Act of 1933, as amended, or under an applicable exemption from registration (such as SEC Rule 144).  Any such sale must be reported to the SEC in accordance with the applicable provisions of Section 16 of the Exchange Act and rules promulgated thereunder.

ARTICLE IX

RESTRICTED STOCK

9.1           Awards of Restricted Stock.  Awards of Restricted Stock may be granted to Participants at the discretion of the Board.  Restricted Stock consists of shares of Common Stock that are transferred or sold to the Participant, but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event the Participant terminates service on the Company’s Board, and may be subject to a substantial risk of forfeiture.  Until such restrictions lapse, the Participant may not sell, assign, pledge or otherwise transfer, whether voluntarily or involuntarily, the Restricted Stock, except by reason of an exchange or conversion of such shares because of merger, consolidation, reorganization or other corporate action.  Any shares into which the Restricted Stock may be converted or for which the Restricted Stock may be exchanged in a merger, consolidation, reorganization or other corporate action shall be subject to the same transferability restrictions as the Restricted Stock.  A sale of Restricted Stock to a Participant shall be at such price as the Board determines which price may be substantially below the fair market value of the Common Stock at the date of grant.

(a)
Lapse of Restrictions.  The Board shall establish the conditions under which the restrictions applicable to shares of Restricted Stock shall lapse. Lapse of the restrictions may be conditioned upon the Participant’s continued service on the Board for a specified period of time or any other factors as the Board deems appropriate.

(b)
Rights of Holder of Restricted Stock.  Except for the restrictions on transfer and risk of forfeiture, the Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash or stock dividends.  Unless otherwise determined by the Board and subject to the terms of the Plan, cash or stock dividends on shares of Restricted Stock shall be payable to the Participant as they are paid by the Company, even if the restrictions on the shares to which such dividends relate have not yet lapsed.  Cash dividends, if deferred, shall be paid with an appropriate rate of interest, as determined by the Board.

(c)
Certificates.  The Company may require that the certificates evidencing shares of Restricted Stock be held by the Company until the restrictions thereon have lapsed.  If and when such restrictions lapse, certificates for such shares shall be delivered to the Participant.  Such shares may have further restrictions on transfer if they have not been registered under the Exchange Act, but shall no longer be subject to a substantial risk of forfeiture.

9.2           Written Agreement.  Each Restricted Stock award shall be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant. A single written agreement may cover the award of Restricted Stock in subsequent or prior years.

9.3           Transferability of Restricted Stock Upon Death or Disability.  All Restricted Stock held by a Participant shall become freely transferable if the Participant’s service on the Board terminates due to the Participant’s death or disability.  For this purpose, “disability” shall mean a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties as a member of the Board.  Notwithstanding the foregoing, a "disability" shall not qualify under the Plan if it is the result of: (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred, while participating in a criminal offense.  The determination of disability shall be made by the Board.  The determination of disability for purposes of the Plan shall not be construed as an admission of disability for any other purpose.

9.4           Resale Limitation.  Restricted Stock awarded under the Plan is subject to effective registration statements filed with the Securities and Exchange Commission and is freely transferable, except as provided in this Article IX.  However, any sale of Restricted Stock by a director must be made pursuant to an effective registration statement under the Securities Act of 1933, as amended, or under an applicable exemption from registration (such as SEC Rule 144).  Any such sale must be reported to the SEC in accordance with the applicable provisions of Section 16 of the Exchange Act and rules promulgated thereunder.

9.5           Forfeiture of Restricted Stock.  Any Restricted Stock held by a Participant that remains subject to the transfer restrictions set forth in this Article IX shall be immediately forfeited if the Participant:

(a)	is recommended by the Company to be re-elected to the Board and fails to be re-elected by the shareholders of the Company to the Board in that election; or

(b)
is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or in the discretion of the Board is no longer competent to serve on the Board due to the Participant’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

ARTICLE X

PAYMENT OF RETAINER FEE IN RESTRICTED STOCK

10.1           General.  The Board may designate that all, or such portion as it shall from time to time designate, of the annual retainer payable to Participants for service as members of the Board (exclusive of any committee chair or meeting fees) be paid in shares of Restricted Stock.

10.2           Payment of Equity Portion of Retainer.  As of the date of each annual meeting of shareholders of the Company, each Participant who is elected or re-elected to the Board at such meeting or who continues to serve on the Board after such meeting shall receive an award of Restricted Stock equal to the portion of the annual retainer designated under Section 10.1 above.  The number of shares of Restricted Stock shall be based on the annual retainer in effect for Participants who are elected or re-elected to the Board or who continue to serve on the Board, and shall be determined by dividing the dollar value of the portion of such annual retainer designated as payable in Restricted Stock by the closing price per share of Common Stock on the NASDAQ Stock Market on the date of the annual meeting, and rounding down to the nearest whole share.  If the Common Stock ceases to be listed on the NASDAQ Stock Market, the Board shall designate an alternative method of determining the fair market value of the Common Stock.

10.3           Mid-Year Elections or Appointments to Board.  A Participant who is elected or appointed to the Board between annual meetings of shareholders shall be granted an award of Restricted Stock as of the date of his or her election or appointment, based on the proportionate share of the annual retainer as of the date of his or her election or appointment and the portion of such proportionate share designated by the Board as payable in Restricted Stock.

10.4           Lapse of Restrictions.  Shares of Restricted Stock awarded under this Article X shall be subject to the restrictions of Article IX above.  Such restrictions shall lapse as of the date of the annual meeting of shareholders that is subsequent to the date the Restricted Stock was awarded if the Participant continues to serve on the Board up to such meeting, unless such restrictions lapse earlier due to the termination of the Participant’s service on the Board as a result of death or disability as provided in Section 9.3.

ARTICLE XI

CASH-SETTLED RESTRICTED STOCK UNITS

11.1           Awards of Cash-Settled Restricted Stock Units.  Awards of Cash-Settled Restricted Stock Units may be granted to Participants at the discretion of the Board.  Cash-Settled Restricted Stock Units consist of the right to receive a cash payment upon the lapse of a substantial risk of forfeiture.  The cash payment for each Cash-Settled Restricted Stock Unit that vests upon the lapse of the substantial risk of forfeiture shall be equal to the closing price of per share of Common Stock on the NASDAQ Stock Market as of the date the substantial risk of forfeiture lapses.  If the Common Stock ceases to be listed on the NASDAQ Stock Market, the Board shall designate an alternative method of determining the fair market value of the Common Stock.

11.2           Written Agreement.  Each Cash-Settled Restricted Stock Unit award shall be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant.  An agreement evidencing an award of Cash-Settled Restricted Stock Units shall be drafted in a manner that either satisfies the short-term deferral exception to Section 409A of the Internal Revenue Code or meets the requirements of Section 409A and applicable regulations.

ARTICLE XII

ADJUSTMENT PROVISIONS

12.1           Changes in Capitalization.  If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, split-up, spin-off or similar transactions):

(a)
the total number of shares reserved for issuance under this Plan and the number of shares subject to each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Option shall not be changed; and

(b)	the number of outstanding Cash-Settled Restricted Stock Units shall be adjusted in the same manner as shares of Common Stock are adjusted by the underlying transaction.

12.2           Reorganization, Sale, etc.  Options granted hereunder may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation or similar circumstances.

ARTICLE XIII

AMENDMENT AND TERMINATION OF PLAN

13.1           General.  The Board, without further approval of the Company’s shareholders, may amend the Plan from time to time or terminate the Plan at any time, provided that:

(a)
no action authorized by this Article shall reduce the amount of any existing Option, Restricted Stock award or Cash-Settled Restricted Unit Award or change the terms and conditions thereof without the Participant’s consent; and

(b)
no amendment of the Plan shall, without the approval of the Company’s shareholders, (i) increase the total number of shares of Common Stock that may be issued under the Plan or increase the amount or type of Option that may be granted under the Plan or increase the amount of Restricted Stock that may be awarded under the Plan; (ii) change the minimum purchase price, if any, of shares of Common Stock that may be made subject to Options under the Plan; (iii) modify the requirements as to eligibility for an Option under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan requiring shareholder approval under the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

ARTICLE XIV

MISCELLANEOUS

14.1           Tenure.  A Participant’s right, if any, to continue to serve the Company as a director shall not be enlarged or otherwise affected by his designation as a Participant under the Directors’ Plan.

14.2           Controlling Law.  The Plan, all Options granted, all Restricted Stock and Cash-Settled Restricted Stock Units awarded and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin (other than its law respecting choice of law).  The Plan shall be construed to comply with all applicable law and to avoid liability to the Company or a Subsidiary, including, without limitation, liability under Section 16(b) of the Exchange Act.

14.3           Headings.  The headings contained in the Plan are for reference purposes only, and shall not affect the meaning or interpretation of the Plan.

14.4           Severability.  If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

14.5           Successors and Assigns.  This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company.  All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

14.6           Entire Agreement.  This Plan and any agreements governing the grant of Options or Restricted Stock or Cash-Settled Restricted Stock Unit awards hereunder to any Participant constitutes the entire agreement with respect to the subject matter hereof with respect to such Participant, provided that in the event of any inconsistency between the Plan and any such agreement(s), the terms and conditions of the Plan shall control.

B-

APPENDIX C

COMPENSATION SURVEYS:
PARTICIPATING COMPANIES USED FOR COMPARISON

A.O. Smith Corporation	American Greetings
Abbott Laboratories	American International Group
Abercrombie & Fitch	American Power Conversion Corporation
ABM Industries, Inc.	America Online
Accenture	Amerigroup Corporation
Accredo Health, Inc.	AmerisourceBergen
ACH Food	Amerus Group Company
Acuity Brands, Inc.	Amgen, Inc.
Adobe Systems, Inc.	Amphenol Corporation
Advanced Medical Optics	Amplifon USA
Advanced Micro Devices	AMR Corporation
The AES Corporation	Amsouth Bancorporation
Aerojet	Anadarko Petroleum Corporation
Aetna, Inc.	Analog Devices
Affiliated Computer Services	Andersons, Inc.
Agere Systems, Inc.	Angiotech Pharmaceuticals
Agilent Technologies, Inc.	Anheuser-Busch Companies, Inc.
Agrium U.S.	Ann Taylor Stores Corporation
AIMCO Properties LP	Aon Corporation
Air Products & Chemicals, Inc.	APAC Customer Services
Airgas, Inc.	Apache Corporation
AK Steel Holding Corporation	Apple Computer
Alaska Air Group, Inc.	Applera Corporation
Alberto-Culver Company	Appleton Papers
Alcoa, Inc.	Applied Industrial Technologies, Inc.
Alcon Laboratories	Applied Materials, Inc.
Alexander & Baldwin, Inc.	ARAMARK
Allegheny Energy, Inc.	Arctic Cat
Allergan, Inc.	Armstrong World Industries
Allete, Inc.	Arrow Electronics, Inc,
Alliance One International, Inc.	Arthur J Gallagher & Company
Alliant Techsystems, Inc.	ArvinMeritor
Allied Waste Industries, Inc.	Arysta LifeScience North America
Allstate Corporation	Ashland, Inc.
Alstom Power	AstraZeneca
Altana Pharma	A.T. Cross
Alticor	AT&T Wireless Services, Inc.
Altria Group, Inc.	Atmel Corporation
Ambac Financial Group	Audiovox Corporation
AMC Entertainment, Inc.	Autoliv, Inc.
American Axle & Manufacturing Holdings	Automatic Data Processing
American Eagle Outfitters, Inc.	Autonation, Inc.
American Express Company	Autozone, Inc.
American Financial Group, Inc	Avaya, Inc.
Avery Dennison Corporation	Brown-Forman
Avis Budget Group	Brunswick Corporation
Avnet, Inc.	Building Materials Holding Corporation
Avon Products	Bunge
BAE Systems	Burger King
BAE Systems – CNI Division	Burlington Northern Santa Fe
Baker Hughes, Inc.	C H Robinson Worldwide, Inc.
Ball	C R Bard, Inc.
Bank of America Corporation	CA, Inc.
Bank of New York Company, Inc.	Cabot Corporation
Banknorth Group, Inc.	Cadbury-Schweppes North America
Barnes & Noble, Inc.	Caesars Entertainment, Inc.
Barrick Gold of North America	Callaway Golf
Barr Laboratories	Calpine Corporation
Batelle Memorial Institute	Cameron International Corporation
Bausch & Lomb, Inc.	Campbell Soup Company
Baxter International, Inc.	Canon USA
Bayer CropScience	Capital One Financial Corporation
BB&T Corporation	Cardinal Health, Inc.
Bear Stearns Companies, Inc.	Career Education Corporation
Bearingpoint, Inc.	Carestream Health
Beckman Coulter, Inc.	Cargill
Becton Dickinson & Company	Carlisle Companies, Inc.
Bed Bath & Beyond, Inc.	Carpenter Technology
Bell Microproducts, Inc.	Caterpillar, Inc.
Belo Corporation	CBRL Group, Inc.
Benjamin Moore	CDW Corporation
Best Buy Company, Inc.	Celestica
BIC	Celgene
Big Lots, Inc.	Cellstar Corporation
Biomet, Inc.	Cenveo, Inc.
BJ Services Company	Cephalon
Black & Decker Corporation	Ceridian Corporation
Blockbuster	CGI
BMC Software, Inc.	CHS
Bob Evans Farms	CH2M Hill Companies, Ltd.
Boehringer Ingelheim	Charles Schwab Corporation
Boeing	Charter Communications, Inc.
Booz, Allen & Hamilton	Charter One Financial, Inc.
Boston Scientific Corporation	Chemtura Corporation
Bovis Lend Lease	Chesapeake
Bowater, Inc.	Chevron Corporation
Bracco Diagnostics	Chiron Corporation
Brady	Chiquita Brands
Briggs & Stratton	Chubb Corporation
Brightpoint, Inc.	Ciba Specialty Chemicals
Brinks Company	Cincinnati Bell, Inc.
Bristol-Myers Squibb Company	Cincinnati Financial Corporation
Broadcom Corporation	Cinergy Corporation
Brown Shoe Company, Inc.	Cintas Corporation
Cisco Systems, Inc.	Darden Restaurants, Inc.
CIT Group, Inc.	Davita, Inc.
CITGO Petroleum	Dean Foods Company
Citigroup, Inc.	Deere & Company
CKE Restaurants, Inc.	Del Monte Foods Company
Clarke American Checks	Dell, Inc.
Clayton Homes, Inc.	Delphi Corporation
Clear Channel Communications	Delta Air Lines, Inc.
Clorox Company	Dentsply International, Inc.
COACH	Devon Energy Corporation
Coca-Cola Company	Diageo North America
Coca-Cola Enterprises, Inc.	Dial Corporation
Colgate-Palmolive Company	Dillards, Inc.
Collins Aikman Corporation	DIRECTV
Combe	Discovery Communications
Comerica, Inc.	Dollar General Corporation
Comfort Systems USA	Dollar Thrifty Automotive Group
Commercial Metals	Dollar Tree Stores, Inc.
Community Health Systems, Inc.	Donaldson
Compass Bancshares, Inc.	Dover Corporation
Compuware Corporation	Dow Chemical
ConAgra Foods	Dow Jones & Co., Inc.
Connell	DPL, Inc.
ConocoPhillips	Duane Reade, Inc.
CONSOL Energy, Inc.	Dun & Bradstreet Corporation
Consolidated Edison, Inc.	DuPont
CONSTAR International	Dura Automotive Systems
Constellation Brands	Dynea USA
Constellation Energy Group, Inc.	Dynegy, Inc.
Continental Automotive Systems	E I Du Pont De Nemours
Con-Way, Inc.	E Trade Financial Corporation
Cooper Tire & Rubber Company	Earthlink, Inc.
Corning, Inc.	Eastman Chemical Company
Corporate Express	Eastman Kodak Company
Costco Wholesale Corporation	Eaton Corporation
Countrywide Financial Corporation	ebay, Inc.
Cox Communications, Inc.	Ecolab, Inc.
Cox Enterprises	EDO
Crane Company	EDS
Crown Castle	Edison International
CSX	eFunds
Cubic	EGL, Inc.
Cummins, Inc.	Eisai
Cushman & Wakefield	El Paso Corporation
Cytec Industries, Inc.	Electronic Arts, Inc.
D & K Healthcare Resources, Inc.	Electronic Data Systems Corporation
Dade Behring Holdings, Inc.	Electronics Boutique Holdings Company
DaimlerChrysler	Eli Lilly & Company
Dana Corporation	Embarq
Danaher Corporation	EMC Corporation
EMCOR Group, Inc.	Freeport-McMoRan Copper & Gold
Emerson	Freightliner
Enbridge Energy Partners	Frontier Oil Corporation
EnCana Oil & Gas USA	Furniture Brands International, Inc.
Energizer Holdings, Inc.	Gannett Company
Energy East Corporation	Gap, Inc.
Engelhard Corporation	Gateway, Inc.
Enterprise Products Partners LP	GATX Corporation
EOG Resources, Inc.	Gencorp, Inc.
Equifax, Inc.	Genentech
Equity Office Properties Trust	General Cable Corporation
Equity Residential	General Dynamics Corporation
Essilor of America	General Electric Company
EW Scripps	General Growth Properties, Inc.
Exelon Corporation	General Mills, Inc.
Exide Technologies	General Motors Corporation
Expeditors International of Washington, Inc.	Genuine Parts Company
Experian Americas	Genzyme Corporation
Express Scripts, Inc.	Georgia Gulf Corporation
Expressjet Holdings, Inc.	Georgia-Pacific Corporation
Fairchild Controls	Getty Images
Fairchild Semiconductor International	Gilead Sciences
Family Dollar Stores	Gillette Company
Fannie Mae	G&K Services
FANUC Robotics America	GlaxoSmithKline
Federal Signal Corporation	Global Crossing
Federated Department Stores	Golden West Financial Corporation
FedEx Corporation	Goldman Sachs Group, Inc.
Ferrero USA	Goodrich Corporation
Ferro Corporation	Goodyear Tire & Rubber Company
Fidelity National Financial, Inc.	Goodys Family Clothing, Inc.
Fifth Third Bancorp	Gorton’s
First American Corporation	Great Lakes Chemical Corporation
First Data Corporation	Greif, Inc.
First Horizon National Corporation	Grey Global Group, Inc.
Fiserv, Inc.	Griffon Corporation
Fisher Scientific International, Inc.	GTECH
FleetBoston Financial Corporation	Guidant Corporation
Fleetwood Enterprises	Guitar Center, Inc.
Flowserve Corporation	H & R Block, Inc.
Fluor	H B Fuller Company
FMC Corporation	H J Heinz Company
Foamex International, Inc.	Halliburton Company
Foot Locker, Inc.	Handleman Company
Ford Motor Company	Hanover Insurance Group, Inc.
Forest Laboratories	Harley-Davidson
Fortune Brands	Harleysville Group, Inc.
Foster Wheeler	Harman International Industries
FPL Group, Inc.	Harrahs Entertainment, Inc.
Freds, Inc.	Harris Corporation
Harsco	Intuit, Inc.
Hartford Financial Services	Invacare Corporation
Hasbro, Inc.	Invitrogen
Hawaiian Electric Industries	Iron Mountain, Inc.
Hayes Lemmerz	Irving Oil
H.B. Fuller	Itochu International
HBO	ITT Industries, Inc.
HCA, Inc.	IVAX Corporation
Health Net, Inc.	J C Penney Company
Henkel	JM Family
Henry Schein, Inc.	J.M. Smucker Company
H Enterprises International	Jack in the Box, Inc.
Hercules, Inc.	Jacobs Engineering Group, Inc.
Herman Miller, Inc.	Jarden
Hershey Foods	JB Hunt Transportation Services, Inc.
Hess Corporation	Jefferson-Pilot Corporation
Hewlett-Packard Company	John Hancock Financial Services
Hibernia Corporation	Johns-Manville
High Liner Foods USA	Johnson Controls
Hillenbrand Industries	Johnson & Johnson
Hilton Hotels	Joy Global, Inc.
HNI	JP Morgan Chase & Company
HNTB	J.R. Simplot
Hoffman-La Roche	Kaman Industrial Technologies
Home Depot, Inc.	KB Home
Honeywell International, Inc.	Kellogg Company
Hormel Foods Corporation	Kellwood Company
Hospira	Kelly Services
Hovnanian Enterprises, Inc.	Kennametal, Inc.
Hubbell, Inc.	Keycorp
Huntington Bancshares	Kimberly-Clark Corporation
Hyatt Hotels	King Pharmaceuticals
JAC/Interactivecorp	KLA-Tencor Corporation
IBM	Knight-Ridder, Inc.
IDEX	Koch Industries
IDT Corporation	Kohler
IKON Office Solutions	Kohl’s Corporation
IMS Health, Inc.	Kroger Company
Ingersoll-Rand	L-3 Communications Holdings, Inc.
Ingram Micro, Inc.	Laboratory Corporation of American Holdings
Insight Enterprises, Inc.	Lafarge North America
Instituform Technologies	Land O’Lakes
Integrated Electrical Services	Landstar System, Inc.
Intel Corporation	La-Z-Boy, Inc.
InterContinental Hotels	Lear Corporation
International Business Machines Corporation	Leggett and Platt
International Flavors & Fragrances	Legg Mason, Inc.
International Game Technology	Lehman Brothers Holdings, Inc.
International Paper	Lennox International, Inc.
Interpublic Group of Companies	Level 3 Communications
Lexmark International, Inc.	Micron Technology, Inc.
Liberty Capital	Milacron
Lincoln National Corporation	Millennium Chemicals, Inc.
Lithia Motors, Inc.	Millenium Pharmaceuticals
Lockheed Martin Corporation	Millapore
Longs Drug Stores Corporation	Molson Coors Brewing Company
Lorillard	Monsanto
Louisiana-Pacific Corporation	Mony Group, Inc.
Lowe’s Companies, Inc.	Moody’s Corporation
LSI Logic Corporation	Morgan Stanley
L-3 Communications	Mosaic
Lubrizol Corporation	Motorola, Inc.
Lucent Technologies, Inc.	MSC Industrial Direct
Lyondell Chemical Company	Murphy Oil Corporation
Macy’s	National City Corporation
Magellan Health Services, Inc.	National Fuel Gas Company
Magellan Midstream Partners	National Semiconductor Corporation
Makino	National Starch & Chemical
Manitowoc Company	Navistar International Corporation
Manor Care, Inc.	NCR Corporation
Manpower, Inc.	NCS Pearson
Marathon Oil Corporation	Neighborcare, Inc.
Marriott International, Inc.	Neiman Marcus Group, Inc.
Marsh & McLennan Companies	Nestle USA
Marshall & Ilsley Corporation	New Jersey Resources Corporation
Martin Marietta Materials	New York Times Company
Mary Kay	Newell Rubbermaid, Inc.
Masco	Newmont Mining Corporation
Massey Energy Company	Nike, Inc.
Mattel, Inc.	Nisource, Inc.
Maxtor Corporation	Nokia
May Department Stores Company	Norcal Waste Systems
McDonald’s Corporation	Nordstrom, Inc.
McGraw-Hill Companies	Norfolk Southern Corporation
Mckesson Corporation	Nortel Networks
MDC Holdings, Inc.	North Fork Bancorporation
MDS Pharma Services	Northern Trust Corporation
MDU Resources Group, Inc.	Northrop Grumman
MeadWestaco	Northwest Airlines
Medco Health Solutions	Novartis
Media General	Novartis Consumer Health
MedImmune	Novartis Pharamceuticals
Medtronic, Inc.	Novo Nordisk Pharmaceuticals
Mellon Financial Corporation	NSTAR
Merck & Company	Nucor Corporation
Mercury General Corporation	NVIDIA Corporation
Meritage Homes Corporation	NVR, Inc.
Metlife, Inc.	O’Reilly Automotive, Inc.
MGM Mirage	Occidental Petroleum Corporation
Michaels Stores, Inc.	Office Depot, Inc.
OfficeMax, Inc.	Praxair, Inc.
Ohio Casualty Corporation	Precision Castparts Corporation
Old Republic International Corporation	Premcor, Inc.
Olin Corporation	Pride International, Inc.
Omnicare, Inc.	Primus Telecomm Group, Inc.
Omnova Solutions	Priority Healthcare Corporation
Oneok, Inc.	Procter & Gamble Company
Oracle Corporation	ProQuest
Owens & Minor, Inc.	Protective Life Corporation
Owens Corning	Prudential Financial, Inc.
Owens-Illinois, Inc.	Public Service Enterprise Group, Inc.
Oxford Health Plans, Inc.	Pulte Homes, Inc.
Paccar, Inc.	Purdue Pharma
Packaging Corporation of America	Qualcomm, Inc.
Pall Corporation	Quest Diagnostics, Inc.
Panasonic of North America	Questar Corporation
Pantry, Inc.	Quintiles
Parker-Hannifin Corporation	Qwest Communications
Parsons	Radian Group, Inc.
Pathmark Stores, Inc.	Radioshack Corporation
Payless Shoesource, Inc.	Ralcorp Holdings, Inc.
PC Connection, Inc.	Readers Digest Association
Peabody Energy Corporation	Reebok International, Ltd.
Pentair, Inc.	Regions Financial Corporation
Pep Boys-Manny Moe & Jack	Regis Corporation
Pepsi Bottling Group, Inc.	Respironics
Pepsico, Inc.	Revlon, Inc.
Performance Food Group Company	Reynolds American
PerkinElmer, Inc.	Rich Products
Pernod Ricard USA	Rio Tinto
Perot Systems Corporation	RISO
PETCO Animal Supplies, Inc.	Rite Aid Corporation
PetSmart, Inc.	Robert Bosch
Pfizer, Inc.	Roche Palo Alto
PG&E Corporation	Rock-Tenn Company
Pharmion	Rockwell Automation
Phillips-Van Heusen Corporation	Rockwell Collins, Inc.
Phoenix Companies, Inc.	Rohm and Haas Company
Pier I Imports, Inc.	RPM International, Inc.
Pitney Bowes, Inc.	Ryder System, Inc.
Plexus	Sabre Holdings Corporation
Plum Creek Timber Co., Inc.	Safeguard Scientifics, Inc.
PMA Capital Corporation	SAIC
PNC Financial Services Group, Inc.	Sanmina-Sci Corporation
PNM Resources, Inc.	Sanofi-Aventis
Polo Ralph Lauren Corporation	Sara Lee Corporation
PolyOne Corporation	Schering-Plough
Potlatch Corporation	Schneider Electric
Powerwave Technologies	Scholastic Corporation
PPG Industries, Inc.	Schwan’s
S.C. Johnson	Stryker Corporation
Scotts Miracle-Gro Company	Sun Healthcare Group, Inc.
Seagate Technology	Sun Microsystems, Inc.
Sears Roebuck & Company	SunGard Data Systems, Inc.
Securitas Security Services USA	Sunoco, Inc.
Selective Insurance Group, Inc.	SunTrust Banks, Inc.
Sempra Energy	Supervalu, Inc.
SENCORP	Sybron Dental Specialties
Sensata Technologies	Symantec Corporation
Sequa Corporation	Symbol Technologies
Service Corporation International	Sysco Corporation
7-Eleven	Systemax, Inc.
Shaw Group, Inc.	TAP Pharmaceuticals
Sherwin-Williams Company	Target Corporation
Shopko Stores, Inc.	Tech Data Corporation
Siemens	Teco Energy, Inc.
Sierra Health Services	Tektronix
Sierra Pacific Resources	Teleflex, Inc.
Sigma-Aldrich Corporation	Telephone & Data Systems, Inc.
Sirius Satellite Radio	TeleTech Holdings
SIRVA, Inc.	Tenneco, Inc.
SLM Corporation	Terex
Smithfield Foods, Inc.	Terra Industries
Smurfit-Stone Container	Tesoro Corporation
Snap-On, Inc.	Texas Instruments, Inc.
Sodexho	Textron, Inc.
Solectron Corporation	Thermo Electron Corporation
Solutia, Inc.	Thomas & Betts Corporation
Sonic Automotive, Inc.	3M
Sonoco Products Company	Tiffany & Company
Southern Company	Time Warner, Inc.
Southern Union Company	Time Warner Cable
Southtrust Corporation	Timken Company
Southwest Airlines	Titan Corporation
Spartan Stores, Inc.	Toll Brothers, Inc.
Spherion Corporation	Toro
Sports Authority	Torchmark Corporation
Sprint Nextel Corporation	Toys R Us, Inc.
St. Joe Company	Tractor Supply Company
St. Jude Medical, Inc.	Trane
St. Paul Travelers Companies, Inc.	Trans World Entertainment Corporation
Stancorp Financial Group, Inc.	Triad Hospitals, Inc.
Stanley Works	Tribune Company
Staples	Trinity Industries
Starbucks Corporation	Tupperware
Stanwood Hotels & Resorts Worldwide	Tyco Electronics
State Street Corporation	Tyco Healthcare
Steelcase	U S Bancorp
Stein Mart, Inc.	UCB
Stewart Information Services	UGI Corporation
Unilever United States	Watson Pharmaceuticals, Inc.
Union Pacific Corporation	Wayne Farms
Unisys Corporation	WCI Communities, Inc.
United Airlines	Wellchoice, Inc.
United Natural Foods, Inc.	Wellpoint, Inc.
United Parcel Service, Inc.	Wells Fargo & Company
United Rentals	Wendy’s International
United States Cellular	Werner Enterprises, Inc.
United States Steel Corporation	Wesco International, Inc.
United Technologies Corporation	Westcorp
UnitedHealth Group, Inc.	Western Digital Corporation
Unitrin, Inc.	Western Gas Resources, Inc.
Universal Corporation	Western Union
Universal Health Services	Westinghouse Savannah River
URS Corporation	Weyerhaeuser Company
US Airways Group, Inc.	WGL Holdings, Inc.
USEC, Inc.	Whirlpool
USG	Williams Companies, Inc.
UTStarcom, Inc.	Williams-Sonoma, Inc.
Valero Energy Corporation	Winn-Dixie Stores, Inc.
Vanguard Health Systems, Inc.	Winnebago Industries
Velmont Industries	Wisconsin Energy Corporation
Verizon	Wm. Wrigley Jr. Company
Verizon Wireless	World Fuel Services Corporation
VF Corporation	WPS Resources Corporation
Viacom	W.R. Grace
Viad	W.W. Grainger
Visteon Corporation	Wyeth
Vornado Realty Trust	Wyndham Worldwide
Vulcan Materials Company	Xerox
W W Grainger. Inc.	XTO Energy, Inc.
Wachovia Corporation	Yahoo, Inc.
Walgreen Company	York International Corporation
Wal-Mart Stores	Yum! Brands, Inc.
Walt Disney Company	Zimmer Holdings, Inc.
Warnaco Group, Inc.	Zions Bancorporation
Washington Group International, Inc.
Washington Mutual, Inc.

# YOUR VOTE IS IMPORTANT. PLEASE RESPOND IMMEDIATELY.

## We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time on October 14, 2010.

**TWIN DISC, INCORPORATED**
www.twindisc.com

**INTERNET**
**http://www.proxyvoting.com/twin**
Use the Internet to transmit your voting instructions. Have your proxy card in hand when you access the web site.

**OR**

**TELEPHONE**
**1-866-540-5760**
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call.

If you transmit your voting instructions by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

**Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

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▼ FOLD AND DETACH HERE ▼

**THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 4.**

Please mark your votes as indicated in this example **X**

| 1. Elect as Directors the following Nominees: | FOR ALL | WITHHOLD FOR ALL | *EXCEPTIONS |
|---|---|---|---|
| 01 John H. Batten<br>02 Harold M. Stratton II<br>03 Michael C. Smiley | ☐ | ☐ | ☐ |

**(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)**

*Exceptions

___________________________

___________________________

**PLEASE NOTE: TO VALIDATE THIS PROXY, YOU MUST SIGN BELOW.**

Mark Here for Address Change or Comments **SEE REVERSE** ☐

**NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.**

Signature ____________________ Signature ____________________ Date ____________

## *You can now access your Twin Disc, Incorporated account online.*

Access your Twin Disc, Incorporated account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Twin Disc, Incorporated, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

***Use the link available at http://ir.twindisc.com/investorservices.cfm***
***or access ISD directly at http://www.bnymellon.com/shareowner/isd***

***For Technical Assistance Call 1-877-978-7778 between 9am-7pm Eastern Time Monday-Friday***

***Investor ServiceDirect®***

***Available 24 hours per day, 7 days per week***

**TOLL FREE NUMBER: 1-800-370-1163**

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

# PROXY

## TWIN DISC, INCORPORATED

## Annual Meeting of Shareholders – October 15, 2010

## THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Malcolm F. Moore and David B. Rayburn, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 15, 2010 at 2:00 P.M. at the Corporate offices, 1328 Racine Street, Racine, Wisconsin or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

**Address Change/Comments**
**(Mark the corresponding box on the reverse side)**

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

**(Continued and to be marked, dated and signed, on the other side)**

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